UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
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☐	Soliciting Material Pursuant to §240.14a-12
HA Sustainable Infrastructure Capital, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2026 Annual
Meeting of Stockholders

When June 3, 2026 9:30 a.m. Eastern Time	Where The meeting will be held via a live webcast at www.virtualshareholdermeeting.com/HASI2026 (password: enter your 16 digit control number)	Record Date Close of business on April 6, 2026

How to Vote
ONLINE (During the Annual Meeting) Access www.virtualshareholdermeeting.com/HASI2026 (password: your 16 digit control number) and follow the on-screen instructions.

(Before the Annual Meeting) Go to www.proxyvote.com to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date.

MAIL Mark, sign and date your proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TELEPHONE
1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

All stockholders are cordially invited to attend the Annual Meeting virtually. By hosting the Annual Meeting online, we are able to communicate more effectively with our stockholders, increase attendance and participation from locations around the world, and reduce costs, which aligns with our broader sustainability goals. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Online check-in will begin at 9:15 a.m., Eastern Time, and you should allow ample time for the online check-in procedures. During the upcoming virtual meeting, you may ask questions and will be able to vote your shares online from any remote location with internet connectivity. We will respond to as many inquiries at the Annual Meeting as time allows.
Items to vote on:

1	Elect the ten director nominees named in the accompanying proxy statement to serve on our board of directors

2	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026

3	Provide non-binding advisory approval of our executive compensation

4	Such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof

The attached proxy statement describes these items.
Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held June 3, 2026.
Our notice of annual meeting, proxy statement and 2025 Annual Report on Form 10-K are available at: www.proxyvote.com and investors.HASI.com.

By Order of our Board of Directors,
/s/ Steven L. Chuslo
Steven L. Chuslo
Secretary
Annapolis, Maryland
April 13, 2026

HASI Proxy Statement 2026	1

Proxy Statement Table of Contents

Other Matters	78

Outstanding Shares	78

Submission of Stockholder Proposals	78

Delinquent Section 16(a) Reports	79

Miscellaneous	79

2	HASI Proxy Statement 2026

Proxy Summary
This summary highlights certain information from this Proxy Statement, but does not contain all the information that you should consider. Please read the entire Proxy Statement before voting your shares. For more complete information regarding our 2025 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2025.

When June 3, 2026 9:30 a.m. Eastern Time	Where The meeting will be held via a live webcast at www.virtualshareholdermeeting.com/HASI2026 (password: enter your 16 digit control number)	Record Date Close of business on April 6, 2026

Meeting Agenda
The matters we will act upon at the Annual Meeting are:

PROPOSAL	Board of Directors Recommendation	MORE INFORMATION
Elect the ten director nominees named in this proxy statement to serve on our board of directors until the Company’s 2026 annual meeting of stockholders and until their respective successors are duly elected and qualify
	FOR all nominees listed below	Page 5
Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026	FOR	Page 34
Approve, on a non-binding, advisory basis, the compensation of our named executive officers	FOR	Page 36
Director Nominees1

Name	Age	Independent	Principal Occupation	Committees	Other Public Boards	Director Since
Jeffrey W. Eckel Chair	67		Former Chief Executive Officer & President, HA Sustainable Infrastructure Capital, Inc.		0	Chair since 2013 and Executive Chair during the period of March 2023 to March 2025
Jeffrey A. Lipson Chief Executive Officer	58		Chief Executive Officer & President, HA Sustainable Infrastructure Capital, Inc.		0	2023
Teresa M. Brenner Lead Independent Director	62		Former Managing Director & Associate General Counsel, Bank of America Corporation	Compensation, NGCR (Chair)	0	Lead Independent Director since 2019; Director since 2016
Lizabeth A. Ardisana	74		Chief Executive Officer & Principal Owner, ASG Renaissance, LLC	Audit, Compensation	2	2022
Clarence D. Armbrister	68		Former President, Johnson C. Smith University	Finance and Risk, NGCR	0	2021
Nancy C. Floyd	71		Former Managing Director, Nth Power LLC	Audit, Finance and Risk	0	2021
Steven G. Osgood	69		Chief Executive Officer, Square Foot Companies, LLC	Audit (Chair), Compensation	1	2015
Kimberly A. Reed	55		Former Chairman of the Board of Directors, President, and Chief Executive Officer, Export-Import Bank of the United States	Finance and Risk, NGCR	2	2023
Laura A. Schulte	66		Former Executive Vice President and Head of Eastern Community Banking, Wells Fargo & Company	Audit, Compensation	0	2025
Barry E. Welch	68		Former Chief Executive Officer, Atlantic Power Corporation	Audit, Finance and Risk	0	2025
(1)Furnished as of April 6, 2026.

HASI Proxy Statement 2026	3

PROXY SUMMARY
Director Nominee Highlights
Director Nominee Highlights
Our board of directors has a strong mix of desired attributes, including business experience, tenure, age, diversity, and independence. The following is a snapshot of some key characteristics of our director nominees.
Diversity

4 White Men
10 Directors
4 White Women
1 Man of Color
1 Woman of Color

Tenure
0-4 Years
5-9 Years
10+ Years
3
Financial Experts
66
Average Age
Qualifications
CEO/Senior Leadership Experience
CPA or Financial
Power/Utility/Natural Resources Industries
Risk Management
Strategic Planning
Corporate Governance
Technology/Cybersecurity
Commercial Lending
Human Capital Management
Financial Services
Mergers & Acquisitions
Governance Highlights

Separate Chair and CEO	The roles of chair and chief executive officer are separate to provide for a division of responsibilities and to maintain appropriate checks and balances
Sustainability and Impact Governance
Robust oversight structure covering our strategies, activities, and policies, including our Sustainability Investment Policy, environmental policies, and Human Rights and Human Capital Management Policies

Commitment to Board Independence	>80% of the members of our board of directors are independent

Compensation Highlights

Pay for Performance Philosophy	Executive compensation encourages and rewards strong financial and operational performance
Implicit Link to Sustainability and Impact Performance
Executive compensation is implicitly linked to Sustainability and Impact (as defined below) performance due to our focus on investments in climate solutions, which drive growth in key compensation-linked financial metrics

CEO Pay Ratio	For 2025, the compensation for our chief executive officer was 36x the compensation of our median employee

4	HASI Proxy Statement 2026

Proxy Statement for Annual Meeting of Stockholders to be Held on June 3, 2026
This proxy statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the board of directors of HA Sustainable Infrastructure Capital, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), for use at the Company’s 2026 annual meeting of stockholders (the “Annual Meeting”) to be held via a live webcast at www.virtualshareholdermeeting.com/HASI2026 (password: enter your 16-digit control number) on June 3, 2026, at 9:30 am, Eastern Time, or at any postponements or adjournments thereof.
Proposal No. 1
Election of Directors
Our board of directors is currently comprised of twelve directors: Jeffrey W. Eckel, Jeffrey A. Lipson, Lizabeth A. Ardisana, Clarence D. Armbrister, Teresa M. Brenner, Nancy C. Floyd, Charles M. O’Neil, Richard J. Osborne, Steven G. Osgood, Kimberly A. Reed, Laura A. Schulte, and Barry E. Welch. In accordance with our charter (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”), each director was elected at the 2025 Annual Meeting to hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualifies, or until such director’s earlier resignation, death or removal. See “—Identification of Director Candidates” and “—Vacancies.”
Upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee of our board of directors (the “NGCR Committee”), our board of directors has nominated ten of our twelve current directors (the “director nominees”) to stand for election as directors at the Annual Meeting. Mr. Richard J. Osborne was not nominated for re-election to the board of directors due to the Company’s target retirement age for directors. Additionally, on April 7, 2026, Mr. Charles M. O’Neil notified the board of directors that he would not stand for re-election and would be resigning, effective as of the Annual Meeting. Mr. O’Neil’s decision to resign and not stand for re-election at the Annual Meeting was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. The Company and its board of directors are deeply grateful to Mr. Osborne and Mr. O’Neil for their leadership and guidance during their tenure on our board of directors and thank them both for their 13 years of distinguished service. In connection with the departures of Mr. Osborne and Mr. O’Neil, the Company will reduce the size of its board to ten directors.
The director nominees were selected based on the qualifications and experience described in the biographical information below.
The procedures and considerations of the NGCR Committee in recommending qualified director nominees are described below under “—Identification of Director Candidates.” Each director nominee’s term will run until the next annual meeting of stockholders following the Annual Meeting and until their respective successors are duly elected and qualify.
It is intended that the shares of our common stock, par value $0.01 per share (the “Common Stock”) represented by properly submitted proxies will be voted by the persons named therein as proxy holders FOR the election of each of the director nominees listed in this Proxy statement unless otherwise instructed. See “—Voting on Director Nominees” below for more information.

Our board of directors recommends a vote FOR the election of each of the director nominees.

HASI Proxy Statement 2026	5

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Information About the Director Nominees
Information About the Director Nominees1

JEFFREY W. ECKEL

Age 67 Chair – Board of Directors since April 2013
Mr. Eckel has served as chair since 2013 and served as executive chair from March 2023 to March 2025. Mr. Eckel previously served as chief executive officer, president and chair from 2013 through February 2023, and was with the predecessor of the Company as president and chief executive officer since 2000 and prior to that from 1985 to 1989 as a senior vice president. Mr. Eckel serves on the board of trustees of The Nature Conservancy of Maryland and DC. Mr. Eckel was appointed by the Governor of Maryland to the board of the Maryland Clean Energy Center in 2011, where he served until 2016, while also serving as its chairman from 2012 to 2014. Mr. Eckel has over 35 years of experience in financing, owning and operating infrastructure and energy assets. Mr. Eckel received a Bachelor of Arts degree from Miami University in 1980 and a Master of Public Administration degree from Syracuse University, Maxwell School of Citizenship and Public Affairs, in 1981. We believe Mr. Eckel’s extensive experience in managing companies operating in the energy sector and expertise in energy investments make him qualified to serve as chair of our board of directors.

JEFFREY A. LIPSON

Age 58 Director since 2023 Chief Executive Officer and President
Mr. Lipson has served as chief executive officer and president since March 2023. He served as executive vice president and our chief operating officer from 2021 to February 2023, and as our chief financial officer from 2019 to February 2023. Previously, Mr. Lipson was president and chief executive officer and director of Congressional Bancshares and its subsidiary Congressional Bank (now Forbright Bank). He also previously served in various roles for CapitalSource Inc., as well as Bank of America and its predecessor, FleetBoston Financial. Mr. Lipson received a Bachelor of Science degree in Economics from Pennsylvania State University in 1989 and a Master of Business Administration degree in Finance from New York University’s Leonard N. Stern School of Business in 1993. We believe Mr. Lipson’s significant prior experience as a chief executive officer and his extensive financial expertise make him qualified to serve as president and chief executive officer and as a member of our board of directors.

TERESA M. BRENNER

Age 62 Independent Director since 2016 Lead Independent Director since 2019 Committees: •NGCR Committee (Chair) •Compensation Committee
Ms. Brenner has served as one of our independent directors since April 2016 and has served as our Lead Independent Director since July 2019. Ms. Brenner retired from Bank of America Corporation in 2012, where she served in a variety of roles for approximately 20 years, including most recently as a managing director and associate general counsel. Ms. Brenner served on the board of directors of Residential Capital, LLC from March 2013 to December 2013 during its restructuring and through the confirmation of its bankruptcy proceeding. Ms. Brenner is a member of the National Association of Corporate Directors, the Society for Corporate Governance, and the American Corporate Counsel Association, and is a member in good standing of the North Carolina State Bar. Ms. Brenner has also held a variety of philanthropic and civic roles, including serving as president of Temple Israel and chairperson of Right Moves for Youth. Ms. Brenner received a Bachelor of Arts degree magna cum laude and with honors in history from Alma College in 1984 where she was inducted into Phi Beta Kappa and a Juris Doctorate cum laude from Wake Forest University School of Law in 1987 where she was a Carswell Scholar and an editor of its Law Review. We believe Ms. Brenner’s extensive experience in corporate governance and corporate strategy, law and compliance, and finance and capital markets gives her valuable insight and enables her to make significant contributions as a member of our board of directors.

(1)Furnished as of April 6, 2026.

6	HASI Proxy Statement 2026

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Information About the Director Nominees

LIZABETH A. ARDISANA

Age 74 Independent Director since 2022 Committees: •Audit Committee •Compensation Committee
Ms. Ardisana has served as one of our independent directors since October 2022. Ms. Ardisana is chief executive officer and the principal owner of ASG Renaissance LLC, which she founded in 1987. ASG Renaissance is a technical and communication services firm with more than three decades of experience providing services to a wide range of clients in the automotive, environmental, defense, construction, healthcare, banking and education sectors. She is also chief executive officer of Performance Driven Workforce LLC, a scheduling and staffing firm that was founded in 2015 and has since expanded into five states. Prior to founding ASG Renaissance LLC, Ms. Ardisana worked at Ford Motor Company for 14 years, holding various management positions in vehicle development, product planning and marketing. As a Hispanic and female business owner, Ms. Ardisana is an active business and civic leader in Michigan. She has served on the boards of LeddarTech Holdings Inc. since 2024 and publicly held Clean Energy Fuels Corp. (Nasdaq: CLNE), where she serves on the compensation committee and nominating and governance committee, since 2019, and previously served on the board of Huntington Bancshares Inc. (Nasdaq: HBAN) from 2016 to 2023. She also serves on the board of the privately-held U.S. Sugar Corporation. She was a member of the board of Citizens Republic Bancorp, Inc. from 2004 to 2013, and a member of the board of FirstMerit Corporation from 2013 to 2016. She has held numerous leadership positions in a variety of nonprofit organizations, including The Skillman Foundation, Charles Stewart Mott Foundation, Kettering University, Metropolitan Affairs Coalition, Focus: HOPE, and NextEnergy. Ms. Ardisana was appointed by the Governor of Michigan to the executive board of the Michigan Economic Development Corporation and chairs its finance committee. She is the vice chair of the board of Wayne Health, where she serves on the audit committee and compensation committee. Ms. Ardisana holds a Bachelor of Science degree in mathematics and computer science from the University of Texas, a Master of Science degree in mechanical engineering from the University of Michigan, and a Master of Business Administration degree from the University of Detroit. We believe Ms. Ardisana’s considerable experience and relationships in the automotive and environmental industries, as well as skills acquired through serving as a chief executive officer and as a member of multiple public and private company boards, give her valuable insights and enable her to make significant contributions as a member of our board of directors.

CLARENCE D. ARMBRISTER

Age 68 Independent Director since 2021 Committees: •Finance and Risk Committee •NGCR Committee
Mr. Armbrister has served as one of our independent directors since March 2021. Mr. Armbrister served as president of Johnson C. Smith University from January 2018 through June 2023. Previously, Mr. Armbrister served as president of Girard College from 2012 to 2017. Mr. Armbrister has served as chair of the audit committee and a member of the compensation committee of Health Partners Plans Inc. since 2016. From 2008 to 2011, Mr. Armbrister served as chief of staff to the former Mayor of Philadelphia, Michael A. Nutter. Mr. Armbrister also served as senior vice president for administration and subsequently executive vice president and chief operating officer of Temple University from 2003 to 2007. Prior to that Mr. Armbrister served as vice president and director in the Municipal Securities Group and in other positions at PaineWebber & Co. (subsequently UBS PaineWebber Incorporated) from 1999 to 2003 and also served as an adjunct faculty member of the Beasley School of Law at Temple University from 1997 to 1998. From 1996 to 1998, Mr. Armbrister served as managing director of the Philadelphia School District and prior to that, in 1994, he was appointed Philadelphia City treasurer. From 1982 to 1994, Mr. Armbrister was an associate and then partner at Saul, Ewing, Remick & Saul (currently known as Saul Ewing Arnstein & Lehr LLP). Mr. Armbrister also serves on the boards of various organizations, including the board of directors for Health Partners Plan and the board of trustees of Devereux Advanced Behavioral Health, of which he was elected chair in November 2023. Mr. Armbrister is also a former member of the board of directors of the Charlotte Regional Business Alliance, the board of directors of the National Adoption Center and the Community College of Philadelphia’s board of trustees. Mr. Armbrister received a Bachelor of Arts degree in Political Science and Economics from the University of Pennsylvania in 1979 and a Juris Doctor degree from the University of Michigan Law School in 1982. We believe Mr. Armbrister’s over 35 years of experience in education, law, government and finance gives him valuable insight and enables him to make significant contributions as a member of our board of directors.

HASI Proxy Statement 2026	7

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Information About the Director Nominees

NANCY C. FLOYD

Age 71 Independent Director since 2021 Committees: •Audit Committee •Finance and Risk Committee
Ms. Floyd has served as one of our independent directors since March 2021. Ms. Floyd served as managing director of Nth Power LLC, a venture capital firm she founded that specialized in clean energy technology, from 1993 to 2022. From 1989 to 1993, Ms. Floyd joined and started the technology practice for the utility consulting firm, Barakat and Chamberlain. From 1985 to 1988, Ms. Floyd was on the founding team and worked at PacTel Spectrum Services, a provider of network management services that was acquired by IBM. In 1982, Ms. Floyd founded and served as chief executive officer of NFC Energy Corporation, one of the first wind development companies in the United States, which she successfully sold. From 1977 to 1980, Ms. Floyd served as director of special projects of the Vermont Public Service Board (currently known as Vermont Public Utility Commission). Ms. Floyd has also served on the boards of 14 private, high growth, clean tech companies and was chair of the board for four of them. From 2020 to 2023, Ms. Floyd was a board member, chair of the audit committee and member of the compensation committee and nominating and corporate governance committee of Beam Global (Nasdaq: BEEM). She also served as a member of the board and chair of the audit committee of AltaGas Services and AltaGas Power Holdings (U.S.) Inc. (TSX: ALA) from 2018 to 2019, and board member of WGL Holdings, Inc. and Washington Gas (NYSE: WGL) from 2011 to 2018, where she served on the audit committee and governance committee. Additionally, Ms. Floyd served as fund advisor to Activate Capital from 2018 to 2021 and served on the investment committee for The Christensen Fund from 2017 to 2021. Ms. Floyd received a Bachelor of Arts degree in Government from Franklin & Marshall College in 1976 and a Master of Arts degree in Political Science from Rutgers University in 1977. We believe Ms. Floyd’s extensive experience in clean energy technology and utilities makes her qualified to serve as a member of our board of directors.

STEVEN G. OSGOOD

Age 69 Independent Director since 2015 Committees: •Audit Committee (Chair) •Compensation Committee
Mr. Osgood has served as one of our independent directors since January 2015. Mr. Osgood has served as the chief executive officer of Square Foot Companies, LLC, a Cleveland, Ohio-based private real estate company focused on self-storage and single-tenant properties, since 2008. Mr. Osgood is also a trustee for National Storage Affiliates Trust, a real estate investment trust (“REIT”) focused on the ownership of self-storage properties, since its public offering in April 2015. Mr. Osgood serves as chair of the finance committee for the company and on its audit committee. Prior to his current position, Mr. Osgood served as president and chief financial officer of U-Store-It Trust (now named CubeSmart), a self-storage REIT from the company’s initial public offering in 2004 to 2006. He also served as chief financial officer of several other REITs. Mr. Osgood is a former Certified Public Accountant. He graduated from Miami University with a Bachelor of Science degree in 1978 and graduated from the University of San Diego with a Master of Business Administration degree in 1987. We believe that Mr. Osgood’s experience as a chief executive officer and over 20 years of experience in corporate finance make him qualified to serve as a member of our board of directors.

8	HASI Proxy Statement 2026

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Information About the Director Nominees

KIMBERLY A. REED

Age 55 Independent Director since 2023 Committees: •Finance and Risk Committee •NGCR Committee
Ms. Reed has served as one of our independent directors since March 2023. Ms. Reed has served as an external director of Takeda Pharmaceutical Company Limited, where she serves on the audit and supervisory committee and compensation committee, since June 2022, and an independent director of Momentus Inc., where she serves on the audit committee and nominating and corporate governance committee, since August 2021. From May 2019 to January 2021—after being confirmed by the U.S. Senate on a strong bipartisan basis—Ms. Reed served as the first woman chairman of the board of directors, president and chief executive officer of the Export-Import Bank of the United States (EXIM), the nation’s official $135 billion export credit agency, where she worked to help U.S. companies, including those focused on energy and infrastructure, succeed in the competitive global marketplace. She previously served as president of the International Food Information Council Foundation where she focused on agriculture, nutrition, health, and sustainability issues; senior advisor to U.S. Treasury Secretaries Henry Paulson and John Snow; chief executive officers of the Community Development Financial Institutions Fund (CDFI Fund); and counsel to three committees of the U.S. Congress where she conducted oversight and investigations. Ms. Reed also currently serves on the American Swiss Foundation board of directors, and is a Distinguished Fellow with the Council on Competitiveness and the Atlantic Council Freedom and Prosperity Center. Additionally, she is involved with a variety of initiatives, including the Hudson Institute’s Alexander Hamilton Commission on Securing America’s National Security Innovation Base, Krach Institute for Tech Diplomacy at Purdue Advisory Council and Indiana University School of Public Health-Bloomington Dean’s Alliance. Recognized as one of the “100 Women Leaders in STEM,” she received the U.S. Department of Defense’s highest civilian award—the Medal for Distinguished Public Service—and is a Council on Foreign Relations life member and a National Association of Corporate Directors (NACD) Certified Director. She holds a Juris Doctor degree from West Virginia University College of Law and a Bachelor of Science in Biology and a Bachelor of Arts in Government from West Virginia Wesleyan College. We believe Ms. Reed’s experience in government and international finance, as well as her service on U.S. and non-U.S. public company boards, make her qualified to serve as a member of our board of directors.

LAURA A. SCHULTE

Age 66 Independent Director since 2025 Committees: •Audit Committee •Compensation Committee
Ms. Schulte has served as one of our independent directors since April 2025. Ms. Schulte has served as chair of the board of directors of Transportation Alliance Bank, Inc. since June 2023, where she also serves as the chair of the compensation committee and a member of the technology committee and previously served as a member of the audit committee. She has been a member of the board of directors of Novant Health Inc. since 2016, where she is a member of the executive committee and previously served as chair of the board of directors, the strategic growth committee and the audit committee. Since 2016, she has also served as a member of the board of directors of Grubb Properties, LLC, where she is chair of the human capital committee and compensation committee, as well as a member of the audit committee. From 2015 through 2021, she served as a board director and a member of the audit, credit and asset-liability committees of State Farm Bank, a U.S. bank and subsidiary of State Farm Insurance sold to U.S. Bank in 2021. From 1999 until her retirement in 2014, Ms. Schulte held various executive roles Wells Fargo & Company, culminating in her service as Executive Vice President and Head of Eastern Community Banking, where she led one of Wells Fargo’s banking businesses and spearheaded the merger with and integration of Wachovia into Wells Fargo. Prior to her time at Wells Fargo, from 1982 through 1999, she was employed by Norwest Corporation. Ms. Schulte has served on the nonprofit boards of industry, education, and healthcare institutions across the United States, including the American Bankers Association, the University of North Carolina at Charlotte, the National Association of Corporate Directors (NACD) Carolinas chapter and the Children’s Hospital of Los Angeles. Notably, Ms. Schulte served as the first woman board chair for the United Way of Los Angeles. Currently, she is a member of the Charlotte Symphony Orchestra Board of Trustees and the Bechtler Museum of Modern Art advisory board in Charlotte, North Carolina. She received her Bachelor of Science in Accounting from the University of Nebraska at Lincoln, where she is a Distinguished Alumni Awardee and has been inducted into the School of Accountancy Hall of Fame, and she is a graduate of the Stonier Graduate School of Banking at the University of Pennsylvania. We believe Ms. Schulte’s experience as a banking industry executive, as well as her service on multiple corporate boards, make her qualified to serve as a member of our board of directors.

HASI Proxy Statement 2026	9

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Information About the Director Nominees

BARRY E. WELCH

Age 68 Independent Director since 2025 Committees: •Audit Committee •Finance and Risk Committee
Mr. Welch has served as one of our independent directors since April 2025. Since January 2023, Mr. Welch has served on the board of directors of Onward Energy, a renewables portfolio company in the JP Morgan-managed Infrastructure Investments Fund (IIF), assuming the role of chair in January 2024. Onward Energy was formed in January 2023 through the merger of Novatus Energy, where he served as chair of the audit committee from 2016 until the merger, and Southwest Generation, where he served as chair of the board of directors from 2018 until the merger. Since March 2023, he has also served on the board and audit committee of Aspen Power, a distributed generation solar company that develops, constructs, owns and operates projects throughout the United States. From 2016 through 2019, Mr. Welch served on the board of TransMontaigne Partners (NYSE: TLP), an oil storage master limited partnership, where he was chair of the conflicts committee and a member of the audit committee. From 2004 through 2014, he was the chief executive officer of Atlantic Power Corporation (NYSE: AT), an independent power company with fossil and renewable power generation facilities in the United States and Canada, and served on its board of directors from 2006 through 2014. From 1989 through 2004, he served in a variety of roles in John Hancock’s Bond & Corporate Finance Group, culminating in his service from 2001 through 2004 as Senior Vice President and Head of Bond & Corporate Finance. Mr. Welch received a Bachelor of Science in Engineering in Mechanical & Aerospace Engineering from Princeton University, and a Master of Business Administration degree with a concentration in Finance from Boston College. We believe Mr. Welch's experience as a renewable energy chief executive officer and investment finance executive, as well as his service on multiple public and private boards of directors, make him qualified to serve as a member of our board of directors.

10	HASI Proxy Statement 2026

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Skills, Expertise, and Attributes
Skills, Expertise, and Attributes
The NGCR Committee and our board of directors consider a broad range of factors when selecting nominees. We seek highly qualified director candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity, and values. We believe that, as a group, the director nominees bring a diverse range of perspectives that contribute to the effectiveness of our board of directors as a whole.
The table below represents some of the key skills and attributes that our board of directors has identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy, and identifies the director nominees that possess that skill or attribute. This director skills matrix is not intended to be an exhaustive list of each of our director nominees’ skills and attributes or contributions to our board of directors.

SKILLS & EXPERTISE
Experience	Eckel	Brenner	Ardisana	Armbrister	Floyd	Lipson	Osgood	Reed	Schulte	Welch
Risk Management	●	●	●	●	●	●	●	●	●	●
Capital Markets	●	●		●	●	●	●	●	●	●
CPA or Financial			●		●	●	●		●
Power / Utility / Natural Resources Industries	●				●					●
Financial Services	●	●		●	●	●		●	●	●
Strategic Planning	●	●	●	●	●	●	●	●	●	●
Technology / Cybersecurity					●				●
CEO/Senior Leadership Experience	●	●	●	●	●	●	●	●	●	●
Mergers & Acquisitions		●	●		●	●	●		●	●
Corporate Governance	●	●	●	●	●	●	●	●	●	●
Human Capital Management	●	●	●	●	●	●	●	●	●	●
Commercial Lending	●					●	●		●	●

BACKGROUND
Years on Board	13	10	3	5	5	3	11	3	1	1
Age	67	62	74	68	71	58	69	55	66	68
Gender Identification	M	F	F	M	F	M	M	F	F	M
African American / Black				●
Asian / South Asian
White / Caucasian	●	●			●	●	●	●	●	●
Hispanic / Latino			●
Indigenous
LGBTQ+
Veteran
Disabled

HASI Proxy Statement 2026	11

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Identification of Director Candidates
Identification of Director Candidates
In accordance with our Corporate Governance Guidelines (the “Guidelines”) and its written charter, the NGCR Committee is responsible for identifying director candidates for our board of directors and for recommending director candidates to our board of directors for consideration as nominees to stand for election at our annual meetings of stockholders. Director candidates are recommended for nomination for election as directors in accordance with the procedures set forth in the written charter of the NGCR Committee.
As noted above, we seek highly qualified director candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity, and values. The NGCR Committee periodically reviews the appropriate skills and characteristics required of our directors in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our stockholders. In accordance with the Guidelines, directors should possess the highest personal and professional ethics, integrity, and values, exercise good business judgment, be committed to representing the long-term interests of the Company and our stockholders and have an inquisitive and objective perspective, practical wisdom, and mature judgment. The NGCR Committee reviews director candidates with the objective of assembling a slate of directors that can best fulfill and promote our goals, taking into consideration personal factors and professional characteristics of each potential candidate, and recommends director candidates based upon contributions they can make to our board of directors and management, and their ability to represent our long-term interests and those of our stockholders and other stakeholders.
The NGCR Committee evaluates the skill sets required for service on our board of directors and has developed a list of potential director candidates. If it is determined there is the need for additional or replacement board members, the NGCR Committee will assess potential director candidates included on the list as well as other appropriate potential director candidates based upon information it receives regarding such potential candidates or otherwise possesses, which assessment may be supplemented by additional inquiries. In conducting this assessment, the NGCR Committee considers knowledge, experience, skills, diversity, and such other factors as it deems appropriate in light of our current needs and those of our board of directors. The NGCR Committee may seek input on director candidates from other directors. The NGCR Committee does not solicit director nominations, but it may consider recommendations by stockholders using the same criteria that it uses to evaluate other nominees. The NGCR Committee may, in its sole discretion, engage one or more search firms or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates. The NGCR Committee has the sole authority to approve any fees or terms of retention relating to such services.
Our stockholders of record who comply with the advanced notice procedures set forth in our current Bylaws and outlined under the “Submission of Stockholder Proposals” section of this proxy statement may nominate candidates for election as directors. See “Submission of Stockholder Proposals” for information regarding providing timely notice of stockholder proposals under our Bylaws and the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”).
Majority Vote Policy
The Guidelines provide for a majority vote policy for the election of directors. Pursuant to this policy, in any uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to our board of directors following certification of the stockholder vote. The NGCR Committee shall promptly consider the resignation and make a recommendation to our board of directors with respect to the tendered resignation. In considering whether to accept or reject the tendered resignation, the NGCR Committee shall consider all factors it deems relevant, which may include the stated reasons, if any, why stockholders withheld votes from the director, any alternatives for curing the underlying cause of the withheld votes, the length of service and qualifications of the director, the director’s past and expected future contributions to the
Company, the composition of our board of directors, and such other information and factors as members of the NGCR Committee shall determine are relevant. Our board of directors will act on the NGCR Committee’s recommendation no later than 90 days after the certification of the stockholder vote. Any director who tenders his or her resignation to our board of directors will not participate in the NGCR Committee’s consideration or board action regarding whether to accept such tendered resignation. We will promptly disclose our board of director’s decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a press release, a filing with the SEC or in another broadly disseminated means of communication.

12	HASI Proxy Statement 2026

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Vacancies
Vacancies
In accordance with our Charter and Bylaws, any vacancies occurring on our board of directors, including vacancies occurring as a result of the death, resignation, or removal of a director, or due to an increase in the size of our board of directors, may be filled only by the affirmative vote of a majority of the directors remaining in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.
Voting on Director Nominees
A plurality of all the votes cast on the proposal at the Annual Meeting at which a quorum is present is necessary to elect a director. Proxies solicited by our board of directors will be voted FOR each director nominee unless otherwise instructed. Because directors are elected by a plurality of the votes cast in the election of directors, and no additional nominations may be properly presented at the Annual Meeting, “withhold” votes will have no effect on the election of directors. However, any director nominee who receives a greater number of ”withhold” votes from his or her election than “for” is required to tender his or her resignation as described above under “—Majority Vote Policy.” Abstentions and broker non-votes are not votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. If the candidacy of any director nominee should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidates (if any) as shall be nominated by our board of directors. Our board of directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

HASI Proxy Statement 2026	13

Board and Corporate Governance Structure
Corporate Governance Philosophy
Our corporate governance philosophy is based on maintaining a close alignment of our interests with those of our stockholders. Notable features of our current corporate governance structure include the following:

Our Board of Directors	Our Charter, Bylaws and Policies	Our Stockholder Engagement
•We separated the roles of chair and chief executive officer.
•We have a majority vote policy for the election of directors.
•Our board of directors is not staggered.
•Eight of our ten director nominees are independent.
•We have a Lead Independent Director.
•Three director nominees qualify as an “audit committee financial expert” as defined by the SEC.
•We have established a target retirement age of 75 for our directors.
•The NGCR Committee oversees and directs our environmental, social and governance (“Sustainability and Impact”) strategies, activities, policies, and communications.

•Our stockholders have the concurrent right to amend our Bylaws.
•Our directors and NEOs (as defined herein) are required to maintain certain levels of stock ownership in the Company ranging between three and six times their base salary or retainer, depending on position.
•Our Statement of Corporate Policy Regarding Securities Transactions prohibits our directors and officers from hedging our equity securities, holding such securities in a margin account or pledging such securities as collateral for a loan.
•Our Clawback Policy provides for the possible recoupment of performance or incentive-based compensation in the event of an accounting restatement due to material noncompliance by us with any financial reporting requirements under the securities laws (other than due to a change in applicable accounting methods, rules or interpretations).

•We have an active stockholder outreach program, including annually providing our stockholders the opportunity to vote on an advisory basis on the compensation of NEOs.
•In 2025, we hosted over 230 meetings with more than 200 existing and prospective investors.

In order to foster the highest standards of ethics and conduct in all business relationships, we have adopted a Code of Business Conduct and Ethics policy (the “Code of Conduct”). The Code of Conduct, which covers a wide range of business practices and procedures, applies to our officers, directors, employees, agents, representatives, and consultants. In addition, our whistleblowing policy (the “Whistleblower
Policy”) sets forth procedures by which any Covered Persons (as defined in the Whistleblower Policy) may report, on a confidential basis, concerns relating to any questionable or unethical accounting, internal accounting controls or auditing matters, as well as any potential Code of Conduct or ethics violations. We review these policies on a periodic basis with our employees.

14	HASI Proxy Statement 2026

BOARD AND CORPORATE GOVERNANCE STRUCTURE
Our Board of Directors
Our Board of Directors
Our board of directors is responsible for overseeing our affairs, and it conducts its business through meetings and actions taken by written consent in lieu of meetings. Pursuant to our Charter and Bylaws and the DGCL, our business and affairs are managed under the direction of our board of directors. Our board of directors has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations, which are managed by our senior management team. Members of our board of directors keep informed of our business by participating in meetings of our board of directors and its committees, by reviewing analyses, reports and other materials provided to them, and through discussions with our president and chief executive officer and other executive officers and employees of the Company.
Our board of directors intends to hold at least four regularly scheduled meetings per year, generally one per calendar quarter, and additional special meetings as necessary.
Board of Directors Leadership Structure
Our board of directors has the flexibility to decide when the positions of chair and chief executive officer should be held by one person or separated, and whether an executive or an independent director should be chair. This allows our board of directors to choose the leadership structure that it believes will best serve the interests of our stockholders at any particular time. Currently, Mr. Eckel serves as the chair, and Mr. Lipson serves as our chief executive officer. In addition, our board of directors has an active Lead Independent Director, Teresa M. Brenner. Our board of directors believes that this leadership structure is best for the Company and its stockholders at this time.
Our board of directors considered the actual board relationships and determined that there is actual and effective independent oversight of management by our supermajority independent board led by Ms. Brenner in her capacity as our Lead Independent Director. Ms. Brenner has served as our Lead Independent Director since 2019. Our board of directors believes that this board leadership structure, when combined with the functioning of the independent director component of our board of directors and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

ROLE OF THE LEAD INDEPENDENT DIRECTOR

TERESA M. BRENNER
•Collaborate with the chair, chief executive officer and secretary to schedule meetings of our board of directors and to set meeting agenda
•Ensure that matters of concern or interest to the independent directors are appropriately scheduled for discussion at board of directors meetings
•Chair meetings in the absence of the chair
•Organize and preside over meetings and executive sessions of the independent directors
•Serve as the principal liaison between the independent directors and the chair or chief executive officer on matters where either person may be conflicted
•Together with the full board of directors, evaluate the performances of the chief executive officer and chair and meet with each of the chief executive officer and chair to discuss such evaluations
•Authorize the retention of outside advisors and consultants who report directly to our board of directors
•Meet regularly with the chair as well as each director
•Along with management, periodically meet with institutional and other investors

HASI Proxy Statement 2026	15

BOARD AND CORPORATE GOVERNANCE STRUCTURE
Our Board of Directors
Director Independence, Executive Sessions, and Independent Oversight
The Guidelines provide that a majority of the directors serving on our board of directors must be independent as required by NYSE listing standards. In addition, as permitted under the DGCL, our board of directors has adopted certain independence standards (the “Independence Standards”) to assist it in making determinations with respect to the independence of directors. The Independence Standards are available for viewing on our website at www.hasi.com. Based upon its review of all relevant facts and circumstances, our board of directors has affirmatively determined that eight of our ten director nominees—Lizabeth Ardisana, Clarence Armbrister, Teresa Brenner, Nancy Floyd, Steven Osgood, Kimberly Reed, Laura Schulte and Barry Welch—qualify as independent directors under the NYSE listing standards and the Independence Standards.
There is no familial relationship, as defined under the SEC regulations, among any of our directors or executive officers.
The independent directors serving on our board of directors meet in executive sessions at least four times per year at regularly scheduled meetings of our board of directors and are active in the oversight of the Company. These executive sessions of our board of directors are presided over by our Lead Independent Director, Ms. Brenner. The independent directors oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of executive officers and the selection and evaluation of directors. Each independent director has the ability to add items to the agenda of our board of directors meetings or raise subjects for discussion that are not on the agenda for that meeting.

16	HASI Proxy Statement 2026

BOARD AND CORPORATE GOVERNANCE STRUCTURE
Our Board of Directors
Committees
Our board of directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating, Governance and Corporate Responsibility Committee and the Finance and Risk Committee. Our committees are comprised solely of independent directors.

Primary Responsibilities
•Engaging our independent registered public accounting firm.
•Reviewing with the independent registered public accounting firm the plans and results of the audit engagement.
•Approving professional services provided by the independent registered public accounting firm.
•Reviewing the independence of the independent registered public accounting firm.
•Considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.
•Overseeing:
•our and our subsidiaries’ corporate accounting and reporting practices,
•the quality and integrity of our consolidated financial statements,
•our compliance with applicable legal and regulatory requirements,
•the performance, qualifications, and independence of our external auditors, and
•the staffing, scope of work, performance, budget, responsibilities and qualifications of our internal audit function, including the engagement of outside advisors to assist our internal audit function.
•Reviewing our policies with respect to risk assessment and risk management, which responsibility is shared with the Finance and Risk Committee.
•Reviewing, with management and external auditors, our unaudited interim and audited annual financial statements as well as approving the filing of our financial statements.
•Meeting with officers responsible for certifying our annual report on Form 10-K or any quarterly report on Form 10-Q prior to any such certification and reviewing with such officers any disclosures related to any significant deficiencies or material weaknesses in the design or operation of internal controls.
•Periodically discussing with our external auditors such auditors’ judgments about the quality, not just the acceptability, of our accounting principles as applied in our consolidated financial statements.
The specific responsibilities of the Audit Committee are set forth in its written charter, which is available for viewing on our website at www.hasi.com.
Independence
Our board of directors has determined that all of the members of the Audit Committee are independent as required by the NYSE listing standards, SEC rules governing the qualifications of Audit Committee members, the Guidelines, the Independence Standards and the written charter of the Audit Committee.
Financial Expertise and Literacy
Our board of directors has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience, that Messrs. Osgood and Osborne, and Mses. Floyd and Schulte each qualify as an “audit committee financial expert” for purposes of, and as defined by, the SEC rules and each has the requisite accounting or related financial management expertise required by NYSE listing standards. In addition, our board of directors has determined that all of the members of the Audit Committee are financially literate as required by the NYSE listing standards.
Report
The Audit Committee Report is set forth beginning on page 35 of this proxy statement.

Audit Committee Current Members Steven G. Osgood (Chair) Lizabeth A. Ardisana Nancy C. Floyd Richard J. Osborne Laura A. Schulte Barry E. Welch

HASI Proxy Statement 2026	17

BOARD AND CORPORATE GOVERNANCE STRUCTURE
Our Board of Directors

Primary Responsibilities
•Overseeing the approval, administration and evaluation of our compensation plans, policies and programs.
•Reviewing the compensation of our directors and executive officers.
•Overseeing regulatory compliance with respect to compensation matters.
•Reviewing and approving and, when appropriate, recommending to our board of directors for approval, any employment agreements and any severance arrangements or plans for our executive officers.
•Evaluating its relationship with any compensation consultant for any conflicts of interest and assessing the independence of any compensation consultant, legal counsel or other advisors.
•Coordinating with the NGCR Committee to assist our board of directors in its oversight of the Company’s practices as they relate to the Company’s human capital management with respect to the Company’s compensation plans (e.g., retention, talent management, and pay equity practices).
•Adopting, amending and overseeing the Company’s policies regarding the recoupment of compensation paid to executives or employees, if an as the Compensation Committee deems appropriate or as required by law or the rules of the New York Stock Exchange (the “NYSE”).
The specific responsibilities of the Compensation Committee are set forth in its written charter, which is available for viewing on our website at www.hasi.com.
Independence
Our board of directors has determined that each of the members of the Compensation Committee is independent as required by the NYSE listing standards, SEC rules, the Guidelines, the Independence Standards and the written charter of the Compensation Committee.
Compensation Consultant
Since 2018, the Compensation Committee has engaged Pay Governance LLC (“Pay Governance”), a compensation consulting firm, to assist the Compensation Committee on the setting of certain annual bonus targets for our NEOs. In July 2019, the Compensation Committee also engaged Pay Governance to provide analysis and recommendations regarding (1) base salaries, annual bonuses and long-term incentive compensation for our executive management team, and (2) the director compensation program for non-employee members of our board of directors. Pay Governance reports directly to the Compensation Committee and the Compensation Committee has determined that Pay Governance is independent pursuant to the Compensation Committee charter.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised solely of independent directors. No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries. Other than Mr. Lipson’s service both as an executive officer and as a member of our board of directors, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our board of directors or the Compensation Committee.
Report
The Compensation Committee Report is set forth beginning on page 56 of this Proxy Statement.

Compensation Committee Current Members Richard J. Osborne (Chair) Lizabeth A. Ardisana Teresa M. Brenner Steven G. Osgood Laura A. Schulte

18	HASI Proxy Statement 2026

BOARD AND CORPORATE GOVERNANCE STRUCTURE
Our Board of Directors

Primary Responsibilities
•Reviewing periodically and making recommendations to our board of directors on the range of qualifications that should be represented on our board of directors and eligibility criteria for individual board membership.
•Seeking, considering and recommending to our board qualified candidates for election as directors and approving and recommending to the full board of directors the election of each of our officers and, if necessary, a lead independent director.
•Reviewing and making recommendations on matters involving the general operation of our board of directors and our corporate governance and annually recommending nominees for each committee of our board of directors.
•Reviewing the Company’s strategies, activities, policies, and communications regarding sustainability and other Sustainability and Impact related matters, including our CarbonCount® and WaterCount™ score, and making recommendations to our board of directors with respect thereto.
•Annually facilitating the assessment of our board of directors’ performance as a whole and that of the individual directors and reports thereon to our board of directors.
•Advising management regarding strategic human capital initiatives, including leadership succession, talent development and progression, recruiting, retention and culture.
•Reviewing and monitoring the development, implementation, and effectiveness of the Company’s practices, policies, and strategies relating to human capital management as they relate to the Company’s workforce generally including, but not limited to, policies and strategies regarding recruiting, engagement, retention, employee learning, career development and progression, succession planning, corporate culture, and employment practices.
•Coordinating with the Compensation Committee to assist our board of directors in its oversight of the Company’s practices as they relate to the Company’s human capital management with respect to the Company’s compensation plans (e.g., retention, talent management, and pay equity practices).
•Reviewing and discussing with management the human capital management disclosures, as required, for the Company's annual proxy statement or annual report on Form 10-K and determining whether to recommend to our board of directors that such human capital management disclosures, be included in our annual proxy statement or annual report on Form 10-K.
The specific responsibilities of the NGCR Committee are set forth in its written charter, which is available for viewing on our website at www.hasi.com.
Independence
Our board of directors has determined that each of the members of the NGCR Committee is independent as required by the NYSE listing standards, the Guidelines, the Independence Standards and the written charter of the NGCR Committee.

NGCR Committee Current Members Teresa M. Brenner (Chair) Clarence D. Armbrister Charles M. O’Neil Kimberly A. Reed

Primary Responsibilities
•Assessing, monitoring and overseeing matters relating to the Company’s financings.
•Discussing and reviewing policies and guidelines with respect to our risk assessment and risk management for various risks, including, but not limited to, our interest rate, counterparty, credit, capital availability, refinancing and certain environmental risks.
•Reviewing and assessing the adequacy of our insurance coverage.
•Reviewing and assessing the adequacy of our cybersecurity policies and programs.
The specific responsibilities of the Finance and Risk Committee are set forth in its written charter, which is available for viewing on our website at www.hasi.com.
Independence
Our board of directors has determined that all of the members of the Finance and Risk Committee are independent under the NYSE listing standards, the Guidelines, the Independence Standards and the written charter of the Finance and Risk Committee.

Finance and Risk Committee Current Members Charles M. O’Neil (Chair) Clarence D. Armbrister Nancy C. Floyd Kimberly A. Reed Barry E. Welch

HASI Proxy Statement 2026	19

BOARD AND CORPORATE GOVERNANCE STRUCTURE
Sustainability and Impact Oversight
Sustainability and Impact Oversight
We recognize the importance of understanding, evaluating, and monitoring Sustainability- and Impact-related opportunities and risks as part of our vision and strategy. The NGCR Committee is responsible for periodically reviewing our strategies, activities, and policies including our Sustainability Investment Policy, environmental policies, Human Capital Management Policies and Human Rights Statement.

HASI Board of Directors NGCR Committee President and CEO Cross-Functional Sustainability and Impact Leadership Team

For Your Reference

For additional information on our sustainability and impact strategy, policies, and initiatives (including the below documents), please visit investors.hasi.com and hasi.com/sustainability.
•Annual Report •Proxy Statement •Sustainability Investment Policy •Environmental Policies •Human Rights Statement	•Human Capital Management Policies •Code of Business Conduct and Ethics •Business Partner Code of Conduct •Environmental Metrics •Sustainability Report Card

Risk Oversight
In connection with their oversight of risk to our business, our board of directors considers feedback from management concerning the risks related to our business, operations and strategies. The Finance and Risk Committee of our board of directors has the responsibility to discuss and review policies with respect to our risk assessment and risk management, including, but not limited to, guidelines and policies to govern the process by which risk assessment and risk management is undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counterparty and credit risks, our capital availability, our refinancing risks, and our cybersecurity risk. The Audit Committee also consults with the Finance and Risk Committee on certain of these matters. Management regularly reports to our board of directors on our leverage policies, our asset acquisition process, any asset impairments and our compliance with applicable rules under the Investment Company Act of 1940, as amended. Members of our board of directors routinely meet with management in connection with their consideration of matters submitted for the approval of our board of directors and the risks associated with such matters.

20	HASI Proxy Statement 2026

BOARD AND CORPORATE GOVERNANCE STRUCTURE
Sustainability and Impact Oversight
Cybersecurity
We recognize how critical cybersecurity and cyber resilience are to the well-being of our organization, our business stakeholders, and the information we rely on to profitably operate. In response to the dynamic global cyber risk environment, our Head of Technology Infrastructure & Chief Information Security Officer (“CISO”) oversees the adaptation of cybersecurity and training programs, guided by the Finance and Risk Committee of our board of directors.
Identifying and addressing these cyber threats while upholding our principles of governance, internal controls, and transparency is a priority for our cybersecurity program. The Finance and Risk Committee and management collectively provide oversight of our information technology and cybersecurity program, which is led by our CISO and supported by a skilled and high-performing team of technology professionals.
Our focused cyber and information security strategy draws from operationally pragmatic components of the National Institute of Standards and Technology (NIST) Cybersecurity Common Standards Framework, Center for Internet Security (CIS) benchmarks as well as the Information Technology Infrastructure Library (ITIL).
Our cybersecurity infrastructure includes a combination of premier information technology services supported by proven vendors whose services address the range of risks identified by the Finance and Risk Committee of our board of directors, internal risk management team and internal cybersecurity team.
Annual Board of Directors and Committee Assessments
Our board of directors and each of its committees conducts an annual self-assessment process, implemented and overseen by the NGCR Committee, in order to review the effectiveness of our board of directors and its committees. The formal self-evaluation may be in the form of written or oral questionnaires and may be administered by board members and/or by third parties, as determined appropriate by the NGCR Committee for the related performance cycle. Director feedback is solicited at both the board and committee levels. The results of our board of directors and committee self-assessments are compiled and presented to our board of directors, and items identified in the self-assessments requiring follow-up are monitored on an ongoing basis by our board of directors and by management. In addition to the formal annual board and committee evaluation process, our Lead Independent Director speaks with each board member at least quarterly, and receives input regarding board and committee practices and management oversight. Throughout the year, committee members also have the opportunity to provide input directly to committee chairs or to management.
Director Attendance
The following table shows director attendance, either in person, telephonically or via videoconference, at meetings of our board of directors and of the committees of our board of directors for the period from January 1, 2025 through December 31, 2025:

	Number of Meetings	Attendance(1)
Board of Directors	10	100%
Audit Committee	9	100%
Compensation Committee	7	100%
Finance & Risk Committee	4	100%
NGCR Committee	6	100%
(1)This information includes the attendance of Ms. Schulte and Mr. Welch, both of whom were appointed to the board of directors on April 15, 2025.
All but two of the directors serving on our board of directors attended our 2025 virtual annual meeting of stockholders and all directors currently serving on our board of directors intend to attend our Annual Meeting. Our board of directors’ policy, as set forth in the Guidelines, is to encourage and promote the attendance by each director at all scheduled meetings of our board of directors and all meetings of our stockholders.

HASI Proxy Statement 2026	21

BOARD AND CORPORATE GOVERNANCE STRUCTURE
Corporate Governance Policies
Corporate Governance Policies
Code of Business Conduct and Ethics
Our board of directors has adopted the Code of Conduct, which applies to our directors, executive officers, employees, agents, representatives, and consultants. The Code of Conduct was designed to assist in complying with the law, in resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Conduct are compliance with applicable governmental, state and local laws, compliance with securities laws, the use and protection of company assets, data privacy, the protection of our confidential corporate information, dealings with the press and communications with the public, internal accounting controls, improper influence of audits, records retention, fair dealing, discrimination and harassment, health and safety, and conflicts of interest, including payments and gifts by third parties, outside financial interests that might be in conflict with our interests, access to our confidential records, corporate opportunities, and loans. The Code of Conduct is available for viewing on our website at www.hasi.com. We will also provide the Code of Conduct, free of charge, to stockholders who request it. Requests should be directed to Attn: Legal Department at HA Sustainable Infrastructure Capital, Inc., 1 Park Place, Suite 200, Annapolis, Maryland 21401.
Corporate Governance Guidelines
Our board of directors has adopted the Guidelines that address significant issues of corporate governance and set forth procedures by which our board of directors carries out its responsibilities. Among the areas addressed by the Guidelines are the composition of our board of directors, its functions and responsibilities, its standing committees, director qualification standards, access to management and independent advisors, director compensation, management succession, director orientation and continuing education, and the annual performance evaluation and review of our board of directors and committees. The Guidelines are available for viewing on our website at www.hasi.com. We will also provide the Guidelines, free of charge, to stockholders who request it. Requests should be directed to Attn: Legal Department at HA Sustainable Infrastructure Capital, Inc., 1 Park Place, Suite 200, Annapolis, Maryland 21401.
Whistleblower Policy
Our Whistleblower Policy sets forth procedures by which any Covered Persons (as defined in the Whistleblower Policy) may report, on a confidential basis, concerns relating to any questionable or unethical accounting, internal accounting controls or auditing matters, as well as any potential Code of Conduct or ethics violations. We maintain a confidential hotline for reporting potential violations. All reports will be taken seriously. We will fully investigate each allegation and, when appropriate, take appropriate action. Reports are sent solely to the chair of the Audit Committee, the chair of the NGCR Committee and the chief legal officer (unless such person is the subject of the applicable report). Since our IPO in 2013, we have never received any whistleblower reports.
Personal Loans to Executive Officers and Directors
In compliance with, and consistent with our commitment to operate in a manner consistent with, applicable law, we prohibit extensions of credit in the form of personal loans to or for the benefit of our directors and executive officers.
Corporate Governance Review
In overseeing our corporate policies and our overall performance and direction, our board of directors has adopted the approach of operating in what it believes are the long-term best interests of the Company and our stockholders. In operating under these principles, our board of directors continuously reviews our corporate governance structure and considers whether any changes are necessary or desirable.

22	HASI Proxy Statement 2026

BOARD AND CORPORATE GOVERNANCE STRUCTURE
Active Stockholder Outreach
Active Stockholder Outreach
We believe that engaging with investors is fundamental to our commitment to good governance and essential to maintaining our industry-leading practices. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging business and governance trends.
In 2025, we hosted over 230 meetings with more than 200 existing and prospective investors.
Topics discussed include the state of our business, our financial performance, our outlook, our funding strategy, our investment criteria, interest rate and other risk management practices, political and regulatory matters, and our focus on sustainability and strong governance practices. These meetings were conducted in person, via teleconference, via videoconference or one-on-one at industry conferences. Our engagement activities take place throughout the year, and we also conduct quarterly earnings calls where we address many of the new questions that we receive during our investor outreach.
Management Succession Planning
Our board of directors recognizes that management succession planning is a fundamental and ongoing part of its responsibilities. The NGCR Committee has utilized a framework relating to executive succession planning under which the NGCR Committee has defined specific criteria for, and responsibilities of, each of the executive officer roles of the Company. The NGCR Committee then focuses on the skill set needed to succeed in these roles both on a long-term and an emergency basis. Our Lead Independent Director also meets on this topic separately with our chief executive officer and facilitates additional discussions with our independent directors about executive succession planning throughout the year, including at executive sessions. Succession planning remains a priority for the NGCR Committee, which has worked with Mr. Lipson to ensure an appropriate emergency succession protocol and to develop our long-term succession plan.
Communications with our Board of Directors
Our board of directors has approved a process to enable communications with the independent directors on our board of directors or the chair of any of the committees of our board of directors. Communications by email should be sent to legaldepartment@hasi.com. Communications by regular mail should be sent to Attn: Legal Department at our office at 1 Park Place, Suite 200, Annapolis, MD 21401. Each communication received will be reviewed to determine whether the communication requires immediate action. All appropriate communications received, or a summary of such communications, will be sent to the appropriate member(s) of our board of directors. However, we reserve the right to disregard any communication we determine is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. Our secretary, or his or her delegate, has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.
In addition, any of our stockholders and any other person may make a good faith report to the Audit Committee regarding any questionable or unethical accounting or auditing matters via regular mail addressed to the Audit Committee, 1 Park Place, Suite 200, Annapolis, MD 21401.
In addition, any of our stockholders and any other person may make a good faith report to our Lead Independent Director regarding any concerns via regular mail addressed to our Lead Independent Director, 1 Park Place, Suite 200, Annapolis, MD 21401.

HASI Proxy Statement 2026	23

Climate Leadership
We own and invest in a diversified portfolio of climate solutions projects focused on reducing or mitigating the impacts of climate change. Under the direction of our chief executive officer and our board of directors, we are focused on maintaining a high level of environmental and social responsibility and strong corporate governance. The NGCR Committee is responsible for our oversight of sustainability, impact, and governance matters, including related policies and communications. Additionally, we have a committee of employees from across our organization that is focused on implementing sustainability and impact strategies and policies, which reports directly to our chief executive officer. We publish an annual Sustainability & Impact Report that illustrates our progress on these matters.
Our business and business strategy are focused on addressing climate change, in part through the reduction of carbon emissions that have been scientifically linked to climate change. As described under “—Investment Strategy,” we quantify the carbon impact of each of our investments. In addition, we operate our business in a manner intended to reduce our own environmental impact, including by purchasing Renewable Energy Credits (RECs) to address the impact of our office operations, encouraging recycling and composting, and offering clean transportation employee incentives for electric and hybrid vehicles. We have also adopted policies focused on minimizing the environmental impact of our operations.
Investment Strategy
We are an investment firm dedicated to investing in, and managing a portfolio of, sustainable infrastructure assets. One of the defining criteria of our investment strategy is that all HASI investments are neutral to negative on incremental carbon emissions or have some other tangible environmental benefit such as reducing water consumption or increasing resilience to extreme weather events. HASI’s investment thesis is that we can generate superior risk-adjusted returns by investing in sustainable infrastructure assets based on four key premises:
1)With growth in data centers, domestic manufacturing, and the electrification of transportation, industry, and other sectors of the economy expected to drive U.S. power demand higher, we expect clean energy assets that provide lower cost and faster speed-to-market solutions that supply that demand will provide a growing number of opportunities to invest at attractive rates of return.
2)With solar and wind energy, on an unsubsidized basis, representing the lowest cost source of electricity, according to Lazard Inc.’s “Levelized Cost of Energy” reports, given zero feedstock cost and no direct exposure to the volatility of fossil fuel commodity prices, clean energy should not only be in high demand but generate superior economic returns.
3)With scientific consensus that climate change is linked to human activities and resulting in a growing frequency and magnitude of extreme weather events and environmental disasters causing billions of dollars of damages in the United States every year, assets that reduce or avoid carbon emissions can not only reduce potential regulatory and social costs but also substantial financial costs, while also providing an embedded option that may increase in value if regulatory authorities were to set a price on carbon emissions as has been done in other countries.
4)With growing demand for energy infrastructure assets that improve the reliability of the electric grid and enhance national security, assets that improve the resilience of the grid such as distributed energy resources, and that do not depend on fuel imported from foreign sources, will provide greater value and potentially superior rates of return.
We believe that our long history of climate solutions investing, the experience, expertise and relationships of our management team, the anticipated credit strength of the obligors or investees involved in our investments and the size and growth potential of our market position us well to capitalize on our strategy.

24	HASI Proxy Statement 2026

CLIMATE LEADERSHIP
TCFD Metrics and Targets
Our Impact

~10 million Cumulative metric tons of carbon dioxide (CO2) avoided annually through our investments, the equivalent to eliminating emissions from over 2.1 million typical passenger vehicles	>7 billion Cumulative gallons of water saved annually from our investments, the equivalent to eliminating the annual water consumption of over 200,000 U.S. homes every year

~400,000 Quality jobs created by our investments across the United States	~300,000 School children supported by our energy efficiency upgrades to educational facilities and transportation funded by our investments	~2 million Veterans served by hospitals and other facilities that received energy efficiency upgrades funded by our investments
TCFD Metrics and Targets
In assessing our operational and financial performance, we calculate the environmental profile of our business operations and infrastructure investments using a combination of well-established reporting protocols and proprietary tools for measuring carbon emissions and water savings.

Carbon Avoided Cumulative metric tons of CO2 avoided annually	Water Savings Cumulative gallons of water saved annually

2025: 0.38	2025: 68
(1)CarbonCount® is a proprietary scoring tool for evaluating real assets to determine the efficiency by which each dollar of invested capital avoids annual carbon dioxide equivalent (CO2e) emissions.
(2)WaterCount™ is a scoring tool that evaluates investments in U.S.-based projects to estimate the expected water consumption reduction per $1,000 of investment.

HASI Proxy Statement 2026	25

CLIMATE LEADERSHIP
Science-Based Targets Initiative
Science-Based Targets Initiative
Science-Based Targets Initiative (SBTi) defines and promotes best practices in emissions reductions and net-zero targets in line with the latest climate science to provide companies with independent assessment and target validation. Our Scope 1 and 2 emissions reduction targets were verified by the SBTi in 2021.
Decarbonizing with science-based targets solidifies our GHG emissions reduction roadmap, another key step to combat climate change that competitively positions us as a leader in the broader transition to a net-zero economy.

GHG PROTOCOL	DEFINITION	TARGET[3]	STATUS[3] (2025)	VERIFICATION[4]

SCOPE 1 Direct Emissions	Emissions from operations that are owned or controlled by a reporting company.	Commitment to reduce absolute emissions 100% by 2030 from a 2019 base year	0 MT CO2e	Apex

SCOPE 2 Indirect Emissions (Market-based Method)
Emissions from the generation of purchased or acquired energy such as electricity, steam, and heating and cooling, consumed by a reporting company, but excluding the impact of the purchase of renewable energy credits.
		Commitment to reduce absolute emissions 100% by 2030 from a 2019 base year	0 MT CO2e	Apex

SCOPE 3[5] Indirect Emissions
All other indirect emissions that occur in the value chain of a reporting company, including both upstream and downstream emissions, but excluding the emissions avoided as a result of our investments. (>1.6m MTs of CO2 in 2025)
		Plan to set target for Category 1-14 emissions	<1000 MT CO2e	Apex

		Net Zero Target for Category 15 financed emissions set in 2023 for GC Renewables, Residential, Community and C&I Solar assets	<200k MT CO2e	Apex

(1)CarbonCount® is a proprietary scoring tool for evaluating real assets to determine the efficiency by which each dollar of invested capital avoids annual carbon dioxide equivalent (CO2e) emissions.
(2)WaterCount™ is a scoring tool that evaluates investments in U.S.-based projects to estimate the expected water consumption reduction per $1,000 of investment.
(3)Expressed in metric tons (MT).
(4)In addition to our internal review, Apex Companies, LLC has been commissioned as an independent organization to verify our GHG emissions reporting as estimated in accordance with GHG measurement and reporting protocols of the World Resources Institute (WRI) / World Business Council for Sustainable Development Greenhouse Gas Protocol Corporate Accounting and Reporting Standard (Scope 1 and 2) and Corporate Value Chain Accounting and Reporting Standard (Scope 3). Verification in progress.
(5)Scope 3, Categories 1-15.

26	HASI Proxy Statement 2026

CLIMATE LEADERSHIP
Green Debt Leadership
Green Debt Leadership
Overview
At HASI, we are committed to ensuring the proceeds of all debt we issue are invested in eligible green projects. Typically, for corporate unsecured debt, we pursue independent verification. Since 2013, we have raised approximately $16.1 billion of green debt (including off-balance sheet securitizations), spanning corporate and non-recourse issuances to securitizations.3 In 2025, we issued more than $2.7 billion in green CarbonCount-based debt.
The HASI Green Bond Framework sets out the guidelines for our green financing issuances in accordance with the Green Bond Principles (2021) and Green Loan Principles (2023) to inform our best-efforts alignment to the EU Taxonomy. In 2024, we obtained a Second-Party Opinion on our Green Bond Framework to ensure alignment with the 2021 Green Bond and Green Loan Principles, receiving the highest tier alignment assessment of Dark Green from S&P Global Ratings. This rating means that S&P has reviewed and verified HASI’s commitment to allocate the net proceeds issued under our publicly-available Green Bond Framework exclusively to new or existing eligible green projects.
Green Debt Summary1
•Total Cumulative Issuance: $8.7b2,4
•Total Outstanding: $4.93
•% of Total Debt Outstanding: 96%
Corporate Green Bonds
Senior unsecured or convertible bonds issued as corporate obligations
Secured On-Balance Sheet Non-Recourse Debt
Non-Recourse, asset-backed debt managed on balance sheet
Other Corporate Green Debt
CarbonCount®-Based Unsecured Revolving Line of Credit and Term Loan, Secured Revolving Line of Credit, and CarbonCount® Green Commercial Paper Program
Total Cumulative Issuance by Category1,2

¢	Corporate Green Bonds	¢	Secured On-Balance Sheet Non-Recourse Debt
¢	Other Corporate Green Debt[4]

(1)Excludes off-balance sheet securitizations.
(2)From the date of our initial public offering in April 2013 through December 31, 2025.
(3)As of December 31, 2025.
(4)Other Corporate Green Debt reflects total commitments of each facility which may differ from total outstanding debt during the same period.

HASI Proxy Statement 2026	27

Our People
Placing emphasis on an engaged, collaborative and fairly compensated staff is an important factor in our financial success. Our culture is focused on hiring and retaining highly talented employees with diverse perspectives and empowering them to create value for our stockholders, and our success is dependent on employee understanding of, and our investment in, their role in that value creation. Our employees are responsible for upholding our mission, purpose, and values.
Engaging with Our Team
Our employees are typically engaged in our mission of sustainability and we believe engagement improves their performance, as well as our employee recruitment and retention. Our chief executive officer periodically leads employee meetings intended to reinforce the importance of our mission and regularly meets with small groups of employees to receive their feedback on our business. We also meet no less than quarterly as a Company to provide information to employees on our mission, strategic planning and financial results. We continuously evaluate our employees’ level of engagement through meetings or calls that include asking open-ended questions, and through formal surveys or similar tools administered on a periodic basis. To improve retention and business continuity, we have also instituted human capital development programs. These formal programs include HASI U, an online learning platform to enhance employees' technical and soft skills, as well as an employee mentorship program, which fosters knowledge transfer, leadership development, and succession planning.
Our recognition of the importance of diversity, equity, and inclusion is an important aspect of our human capital approach. We believe we are more than just the sum of individual roles, skills, and productivity. We are also a team that values the mutually reinforcing empowerment of all people regardless of race, culture, identity, gender expression, sexual orientation, political affiliation and learning and engagement styles. By opening ourselves to the broadest range of talent, we improve both our company performance and our ability to attract and retain talent. Our comprehensive, performance- and values-driven approach comprises initiatives intended to foster an innovative, creative culture of belonging.
Metrics
Tracking internal talent metrics including workforce demographics, critical role pipeline and diversity data, and engagement and inclusion indices informs our collective decision-making with diverse perspectives. Our human resources team manages and reports these metrics to our executive officers and our board of directors on a quarterly basis.
Because transition planning is a foremost consideration in our recruiting strategy, identifying and developing our next generation of leaders means onboarding the most qualified individuals from the diverse talent pool from which we actively recruit. We remain focused on recruiting and promoting highly qualified personnel from all demographics, including women, people of color and other recognized groups, for management and Board positions.
Our commitment to diversity is a continuous effort that requires supporting our diverse population of employees in their onboarding, training, development, and progression within the Company.
Currently, our board of directors is 42% female and 17% racial or ethnic minority. We recognize the need to maintain diversity across our organization and continue to keep qualified personnel top of mind as our needs mandate.
In addition to diversity of gender and ethnic background, we also value diversity of thought, with 54% of our leadership team and 75% of our board of directors possessing degrees outside the fields of business or economics, including in science and engineering, liberal and fine arts, and law.

28	HASI Proxy Statement 2026

OUR PEOPLE
Engaging with Our Team
Workforce Representation

	Board of Directors		Managers		Non-Managers		Total Workforce
	12/31/25	12/31/24	12/31/25	12/31/24	12/31/25	12/31/24	12/31/25	12/31/24
Female	45%	40%	38%	39%	45%	35%	42%	36%
Male	55%	60%	62%	61%	55%	65%	58%	64%
Racial or Ethnic Minority	18%	20%	31%	33%	45%	45%	41%	41%
White	82%	80%	69%	67%	55%	55%	59%	59%
LGBTQ+[1]	0%	0%	2%	2%	3%	3%	2%	3%
(1)Self-reported
2025 Workforce Age

AGE	2025	2024
18-24	3%	4%
25-34	32%	34%
35-44	40%	36%
45-54	20%	20%
55-64	3%	5%
65+	1%	1%

95%	retention of our female employees in 2025

Employee Stock Ownership Plan
To foster collaboration and alignment, 100% of our full-time employees in good standing are eligible for Employee Stock Ownership Plan (ESOP) participation within their first year.

178	100%	4.5 years
Full-time employees	Employees eligible for Employee Stock Ownership Plan	Average employee tenure

HASI Proxy Statement 2026	29

OUR PEOPLE
Health and Well-Being
Health and Well-Being
Because our people create the long-term success of our business, we endeavor to support the health and well-being of our full-time employees and their families with total rewards packages that address the varied needs of our growing workforce. Our organizational mission and our track record of success drives our attraction and recruitment of top talent.
Our remuneration policies ensure that our team members are fairly compensated. We also reward elite performance in multiple ways. Beyond the competitive base salaries and cash bonuses we offer, employees also generally receive a portion of their compensation in the form of equity grants. Each employee in good standing who remains with the Company for at least one year becomes a stockholder whose interest in the success of our organization further distinguishes our compensation packages and employee retention efforts.
For all full-time employees, attractive non-salary benefits supplement the compelling career opportunities we offer. We continuously evaluate the competitiveness of our benefits offerings to meet the varying needs of our employees and their families. We continue to pay almost all employee healthcare insurance costs. Further, in addition to what we believe to be market total rewards benefits, we provide additional benefits, such as employee assistance programs, back-up childcare solutions, and a tuition reimbursement program. We also recognize that accommodating the varied needs of all employees maintains morale and improves retention, and accordingly offer benefits that are reflective of our inclusive culture and our Company’s needs.
Skills for the Future
We adhere to a blended learning approach with the understanding that our people learn from experiences (on the job and outside of work), from other people (mentors or supportive managers), and from formal learning and training programs. We run a periodic education series that includes internal and external speakers presenting topics of interest that are relevant to our employees. We provide multiple learning solutions that cover a wide range of areas such as leadership skills, financial knowledge, technology training, presentation skills, and training. We also support the pursuit of advanced certifications and degrees in areas including business, science and engineering, and liberal and fine arts and employ formal and informal coaching arrangements.
We care about our employees’ employment experience and recognize them as individuals who are motivated in different ways. Managers hold performance conversations with their employees on a periodic basis to ensure that employees receive adequate performance feedback, and to allow managers to both obtain insight into how to support the development of their staff and to ensure that performance expectations are clear and aligned with the Company’s overarching objectives. We also facilitate continuous dialogue between these formal touchpoints.

35	5,740	$1,850
Average number of training hours per employee	Cumulative number of training hours	Average number of training dollars invested per employee

30	HASI Proxy Statement 2026

OUR PEOPLE
Recruitment and Hiring
Recruitment and Hiring
Decisions regarding staffing, selection, and promotions are made on the basis of individual qualifications related to the requirements of the position. We endeavor to select qualified individuals from a diverse pool of candidates derived from broad outreach efforts when we are recruiting.
We are committed to the sourcing and/or promotion of highly-qualified personnel from all demographics including women, people of color, and other recognized groups, for our board of directors and management positions.
Fair and Competitive Compensation
Our policy is “equal pay for equal work” in compliance with applicable state law. Compensation for our employees is based upon experience, seniority, educational attainment, and individual contribution, as well as company performance against goals.
Engagement
Engaged employees actuate our sustainability mission. Our people advance our business, recruit from their networks, and grow their careers with us. We gather the Company at least quarterly to inform our entire team about progress on our mission, strategic planning, and financial results. We proactively seek team member input on how we can enhance our work environment and implement feedback on how we can positively influence our local communities. Because our employees embody our organization, they are who ultimately uphold our purpose, values, strategy, and talent leadership expectations.
Our employees characterize our culture as collaborative, rewarding, and transparent. People from all departments connect through:

Book Club
Quarterly meetings where we gather to share insights on selected books that relate to our investment thesis and the economics, politics, physics and impacts of climate change and the energy transition

Business Resource Groups
Inclusive BRGs at HASI further our shared goal to represent and support the communities in which we live and work. These groups offer their members opportunities to actively create a workplace that reflects our organizational values

Lunch and Learns
We host monthly workshops led by our smart staff or outside partners on a variety of topics, such as energy storage trends, the land business, energy efficiency policy and anything that is relevant to our business

HASI Proxy Statement 2026	31

Director Compensation
Annual Compensation
We have approved and implemented a compensation program for our non-employee directors that consists of an annual cash retainer fee and long-term equity awards as described below. Starting March 1, 2025 and following his transition from executive chair upon the end of the term of his employment agreement with the Company, we began paying director fees to Mr. Eckel. For more information on the fees we paid to our directors in 2025, see “—Director Compensation Table for 2025” below.
The components of the non-employee director compensation for 2025 were as follows:
•cash retainer of $110,000 annually per director;
•incremental cash retainer to the chair of our board of directors of $100,000;
•incremental cash retainer to our Lead Independent Director of $35,000 annually;
•incremental cash retainer to each of the chairs of the Audit Committee and Compensation Committee of $25,000 annually;
•incremental cash retainer to each of the Chairs of the NGCR Committee and the Finance and Risk Committee of $15,000 annually; and
•equity grant of $145,000 annually per director, which to date has been in the form of LTIP units (as defined below). LTIP units are described in more detail as set forth below under “Executive Compensation—Compensation Discussion and Analysis.”
All cash fees described above are paid quarterly in arrears. Our board of directors permitted directors to make an election, on or before December 31, 2025, to receive equity in lieu of all or a portion of their cash compensation for 2026.
A director who is also an employee of the Company is referred to as an executive director. Executive directors do not receive compensation for serving on our board of directors.
Other Compensation
We reimburse each of our non-employee directors for their respective expenses incurred in connection with their respective board responsibilities. Non-employee directors are not eligible to participate in any of the savings or retirement programs for our employees. Other than as described in this section, there are no separate benefit plans for directors.
Stock Ownership Guidelines for Non-Employee Directors
Under our stock ownership guidelines, each non-employee director must hold an ownership stake in the Company of at least five times the annual cash retainer. Each non-employee director has five years to comply from the later of the date they become covered under this policy or the date the policy was originally adopted. Until the individual is in compliance, non-employee directors must retain 100% of any equity grants, net of any shares withheld or sold to satisfy taxes. Stock ownership for the purpose of our stock ownership guidelines includes stock, restricted stock, OP units (as defined below) and unvested OP units held by the covered individual but excludes any RSUs (as defined below). As of April 6, 2026, each of our directors, other than
Mses. Ardisana, Reed and Schulte and Mr. Welch had met the ownership thresholds under the stock ownership guidelines. Ms. Ardisana has until 2027 to meet these thresholds, Ms. Reed has until 2028 to meet these thresholds, and each of Ms. Schulte and Mr. Welch has until 2030 to meet these thresholds.
Our chief executive officer, who also serves as a member of our board of directors, is also subject to stock ownership guidelines, which are described in more detail as set forth below under “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines for Named Executive Officers.”

32	HASI Proxy Statement 2026

DIRECTOR COMPENSATION
Compensation Committee Review
Compensation Committee Review
The Compensation Committee reviews and makes recommendations to our board of directors annually with respect to the compensation of our non-employee directors. In setting director compensation, our board of directors generally considers the compensation practices and levels for directors paid by our peer group, as well as the expected time commitment from the non-employee directors in such year.
Director Compensation Table for 2025

Name	Fees Paid or Earned in Cash ($)(1) (2)	Stock Awards ($)(3)	Total ($)
Lizabeth A. Ardisana	110,000	129,460	239,460
Clarence D. Armbrister	110,000	129,460	239,460
Teresa M. Brenner	160,000	129,460	289,460
Jeffrey W. Eckel	505,006	129,460	634,466
Nancy C. Floyd	110,000	129,460	239,460
Charles M. O’Neil	125,000	129,460	254,460
Richard J. Osborne	135,000	129,460	264,460
Steven G. Osgood	—	249,974	249,974
Kimberly A. Reed	110,000	129,460	239,460
Laura A. Schulte	77,917	129,460	207,377
Barry E. Welch	77,917	129,460	207,377
(1)Amounts in this column represent annual retainer and committee chair fees paid to directors for service in 2025. Mr. Osgood elected to receive all of his fees in stock. All other directors elected to receive all of their fees in cash.
(2)Mr. Eckel’s fees paid or earned in cash include his employee salary from January 1, 2025 through February 28, 2025 and his director fees beginning on March 1, 2025, the date on which Mr. Eckel’s employment agreement expired in accordance with its terms and he transitioned to the role of non-executive chair of our board of directors. Director fees for each of Ms. Schulte and Mr. Welch were prorated for their respective April 15, 2025 start dates.
(3)In 2025, each of Messrs. Armbrister, O’Neil and Osborne, Eckel, Welch and Mses. Ardisana, Brenner, Floyd, Reed, and Schulte were granted 5,166 long-term incentive plan (“LTIP”) units in Hannon Armstrong Sustainable Infrastructure Capital Partnership, LP, the Company's operating partnership (our “Operating Partnership”). Mr. Osgood was granted 9,975 LTIP units. The grants were valued at $25.06 per share, the closing price per share of our Common Stock on the NYSE at the date of grant. The grant date fair value was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and the assumptions and methodologies set forth in our Form 10-K for the year ended December 31, 2025 (Note 2 and Note 11, Equity). The LTIP units granted in 2025 vest on June 4, 2026. As of December 31, 2025, each of Mses. Ardisana, Brenner, Floyd, Reed, and Schulte and each of Messrs. Armbrister, O’Neil, Osborne, and Welch held 5,166 unvested LTIP units, Mr. Osgood held 9,975 unvested LTIP units and Mr. Eckel held 279,162 unvested LTIP units.

HASI Proxy Statement 2026	33

Proposal No. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our board of directors is requesting that our stockholders ratify this appointment of Ernst & Young LLP.
Ernst & Young LLP has audited our or our predecessor’s consolidated financial statements since 1983 and has also provided certain tax and other services to us.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm. However, our board of directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. In the event that ratification of this appointment of independent registered public accounting firm is not approved at the Annual Meeting, the Audit Committee will review its future selection of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.
Representatives of Ernst & Young LLP are expected to attend the Annual Meeting virtually via webcast, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate inquiries from stockholders.
Independent Registered Public Accounting Firm Fees
The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by Ernst & Young LLP for 2025 and 2024.

(in thousands)	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Audit fees(1)	2,966	3,141
Audit-related fees(2)	130	90
Tax fees(3)	479	290
All other fees	—	—
TOTAL(4)	3,575	3,521
(1)Audit fees include fees and expenses related to the annual audit of the financial statements of the Company and its subsidiaries and our internal controls over financial reporting, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q and for services associated with our public offerings, including review of the registration statement and related issuances of comfort letters and consents and other services related to SEC matters.
(2)Audit-related fees include fees and expenses related to agreed-upon procedures performed on certain of our financing transactions.
(3)Tax fees include fees and expenses related to tax compliance and tax return preparation services, as well as tax planning and advisory services.
(4)The Audit Committee approved 100% of audit related fees, tax fees, and all other fees.
The Audit Committee’s charter provides that the Audit Committee shall review and pre-approve the engagement fees and the terms of all auditing and non-auditing services to be provided by the external auditors and evaluate the effect thereof on the independence of the external auditors.
The chair of the Audit Committee is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee, with such decisions presented to the full committee at its next meeting.

34	HASI Proxy Statement 2026

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Required Vote
Required Vote
A majority of all of the votes cast on this proposal at the Annual Meeting at which a quorum is present is required for its approval. Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed. Abstentions are not votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Our board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

Report of the Audit Committee
The Audit Committee has furnished the following report for the fiscal year ended December 31, 2025:
The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with related legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by our board of directors.
Management is primarily responsible for our financial reporting process including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal controls over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee’s responsibility is to oversee and review the financial reporting process. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.
Representatives of Ernst & Young LLP attended the Audit Committee meetings on at least a quarterly basis. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and Ernst & Young LLP. The Audit Committee reviewed and discussed the Company’s audited financial statements with management and Ernst & Young LLP. The
Audit Committee also discussed with Ernst & Young LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their audit.
The Audit Committee also discussed with Ernst & Young LLP their independence from the Company. Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with audit committees concerning independence and represented that it is independent from us. The Audit Committee also received regular updates on the amount of fees and scope of audit, audit-related, tax and all other services provided by Ernst & Young LLP.
Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the Audit Committee recommended to our board of directors that our audited consolidated financial statements for the fiscal year ended December 31, 2025 be included in our Form 10-K filed with the SEC. The Audit Committee has also appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and is presenting this selection to our stockholders for ratification.
Audit Committee
Steven G. Osgood (Chair)
Lizabeth A. Ardisana
Nancy C. Floyd
Richard J. Osborne
Laura A. Schulte
Barry E. Welch
The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

HASI Proxy Statement 2026	35

Proposal No. 3
Stockholder Advisory (Non-binding) Vote to Approve Our Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 includes a provision, which is further required by Section 14A of the Exchange Act, commonly referred to as “Say on Pay,” that entitles our stockholders to cast an advisory (non-binding) vote to approve the resolution approving the compensation of each of our named executive officers (each, a “Named Executive Officer” or “NEO”) as disclosed in this proxy statement. At the 2023 annual meeting of stockholders, our stockholders voted for a one-year interval for the advisory vote on executive compensation.
We believe that our compensation policies and practices are strongly aligned with the long-term interests of our stockholders. Stockholders are urged to read the “Executive Compensation” section of this proxy statement, and especially the Compensation Discussion and Analysis, which discusses our compensation philosophy and how our compensation policies and practices implement our philosophy.
As described more fully in that discussion, our compensation programs are designed to achieve the following objectives:
•aligning our management team’s interests with stockholders’ expectations, including our continued investment in solutions that reduce carbon emissions or increase resilience to climate change;
•motivating and rewarding our management team to grow our assets and earnings in a manner that is consistent with appropriate risk-taking and based on sound corporate governance practices; and
•attracting and retaining an experienced, diverse and effective management team while also maintaining an appropriate expense structure.

36	HASI Proxy Statement 2026

PROPOSAL NO. 3 STOCKHOLDER ADVISORY (NON-BINDING) VOTE TO APPROVE OUR EXECUTIVE COMPENSATION
Overview of 2025 Performance and Our Pay for Performance Philosophy
Overview of 2025 Performance and Our Pay for Performance Philosophy
One of the guiding principles underlying the Compensation Committee’s executive compensation philosophy is that compensation should encourage and reward strong financial and operational performance. Our executive compensation philosophy is also implicitly linked to Sustainability and Impact performance, as our financial performance is driven in large part from investments that address climate change – either through quantified projected reductions in carbon emissions or other environmental benefits. In furtherance of this philosophy, the Compensation Committee structured the 2025 annual incentive plan with quantitative and qualitative performance goals based upon the Company’s strategic goals. The quantitative goals were intended to focus our NEOs on the key financial metrics that impact the Company’s results and stockholder value, including Adjusted Earnings (as defined below) and Adjusted Return on Equity (“ROE”). The qualitative goals included an evaluation of overall performance of each NEO. Set forth below is a graphical illustration of our GAAP Earnings per share (“EPS”), GAAP-based ROE, Adjusted EPS and Adjusted ROE.

GAAP and Adjusted EPS(1)

¢	GAAP EPS	¢	Adjusted EPS
GAAP-based and Adjusted ROE(2)

¢	GAAP ROE	¢	Adjusted ROE
(1)Adjusted EPS is not a financial measure calculated in accordance with GAAP. A reconciliation of 2025 Adjusted Earnings to GAAP net income is located on page 50 of our Form 10-K for the year ended December 31, 2025. We refer to this metric as “Adjusted Earnings.” In accordance with our investment policy, we will only invest in assets that are negative on incremental carbon emissions or have some other tangible environmental benefit such as reducing water consumption. As a result, our Adjusted Earnings and other performance metrics that are based on Adjusted Earnings are linked to the positive contributions we make to the environment. We believe that Adjusted Earnings has been a meaningful indicator of our economic performance and is useful to our investors as well as management in evaluating our performance as it relates to expected dividend payments over time. Additionally, we believe that our investors also use Adjusted Earnings, or a comparable supplemental performance measure, to evaluate and compare our performance to that of our peers, and as such, we believe that the Adjusted Earnings metric is useful to our investors.
(2)Adjusted ROE is not a financial measure calculated in accordance with GAAP. A definition of Adjusted ROE and reconciliation to GAAP ROE is located on page 54 of our Form 10-K for the year ended December 31, 2025. For 2025, we changed the methodology for our calculation of Average Stockholders’ Equity to be calculated as the average of the Stockholders’ Equity at the end of the preceding year and as of the end each of the year’s four quarters. We have recast prior periods to conform with this calculation methodology.

HASI Proxy Statement 2026	37

PROPOSAL NO. 3 STOCKHOLDER ADVISORY (NON-BINDING) VOTE TO APPROVE OUR EXECUTIVE COMPENSATION
Advisory Resolution
In addition, during 2025, we achieved the following milestones that we believe position us for future success:
•Delivered Adjusted EPS of $2.70 in 2025, compared to $2.45 in 2024, representing 10% year-on-year growth. GAAP EPS on a fully diluted basis was $1.41 in 2025, and was $1.62 in 2024.
•Grew our portfolio 15% in 2025 to $7.6 billion and Managed Assets 18% to $16.1 billion as of the end of 2025.
•Reported GAAP-based Net Investment Income (“NII”) of $28 million in 2025, compared to $50 million in 2024.
•Increased Adjusted Recurring NII1 in 2025 by 25% year-on-year to $362 million from $289 million in 2024.
•Closed $4.3 billion of new investments in 2025, compared to $2.3 billion in 2024.
•Reported pipeline of greater than $6.5 billion as of the end of 2025, compared to greater than $5.5 billion as of the end of 2024.
•Increased dividend to $0.425 per share for the first quarter of 2026, representing a 1% increase over the dividend declared in the fourth quarter of 2025.
•Estimated more than 1.6 million metric tons of carbon emissions will be avoided annually by our transactions closed in 2025, equating to a CarbonCount® score of 0.38 metric tons per $1,000 invested.
Strong execution by management last year enabled the Company to achieve a record level of new investments, maintain high returns on investment, grow its ongoing recurring fee income, and manage our cost of debt capital, all of which drove higher Adjusted Recurring Net Investment Income in 2025. In addition, continued success with the Company’s co-investment vehicle with KKR, CarbonCount Holdings 1, as well as its inaugural junior subordinate debt issuance helped improve its capital efficiency, increase return on equity, and enhance liquidity in a rapidly evolving market environment. Along with continued strength in Gain-on-Sale and Other Fee Income, the Company was able to achieve Adjusted EPS and Adjusted ROE that exceeded its predetermined target, which entitled the NEOs to receive 200% of their target corporate performance bonus amounts, which was 90% of NEO incentive compensation. It was also determined, based on Compensation Committee evaluation after input from the CEO, that the NEOs had performed at expected levels on their individual performance measures, which comprised the remaining 10% of such NEO incentive compensation. The calculated corporate performance combined with individual performance resulted in the NEOs receiving an average of 190% of their target incentive compensation, which was unchanged from 2024.
Overall, we believe these 2025 results provide us a solid foundation to achieve longer-term future success. Our compensation decisions for 2025 have considered the challenges faced and results achieved by our management team in 2025. Our 2025 results would not have been achieved without the leadership and efforts of the NEOs, and the results had a direct impact on the compensation decisions. When it made its decisions about compensation to be paid in 2026 for 2025 performance, the Compensation Committee recognized the 2025 results and achievements noted above, the performance of the Company and the NEOs, the performance of the Company as compared to other companies in our peer group and the contributions and accomplishments of our NEOs to our continuing profitability. See “Executive Compensation—Compensation, Discussion and Analysis” for additional details related to our compensation policies and practices and the achievement of our performance goals.
Advisory Resolution
We are requesting your non-binding vote on the following resolution:
“RESOLVED, that our stockholders approve, on an advisory basis, the compensation of the Named Executive Officers as described in the proxy statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosures.”
Because your vote is advisory, it will not be binding upon us or our board of directors. However, the Compensation Committee, which is responsible for designing and administering our executive compensation programs, values your opinion and will take into account the outcome of the vote when considering future executive compensation arrangements.
Required Vote
If a quorum is present, the affirmative vote of a majority of all the votes cast on this proposal at the Annual Meeting is required to approve, on an advisory basis, the resolution approving the compensation of our Named Executive Officers. Abstentions and broker non-votes are not votes cast and will have no effect on the result of the vote.

Our board of directors recommends a vote FOR approval of the non-binding advisory resolution approving the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosures in this proxy statement.

(1)    See Item 7 of our Form 10-K, filed on February 13, 2026 with the SEC, for an explanation of Adjusted Recurring NII, including reconciliations to the relevant GAAP measures.

38	HASI Proxy Statement 2026

Information About Our Named Executive Officers
Our Named Executive Officers and their ages as of April 6, 2026 are as follows:

Name	Age
Jeffrey A. Lipson	58
Charles W. Melko(1)	46
Marc T. Pangburn(1)	40
Steven L. Chuslo(2)	68
Nitya Gopalakrishnan	54
Susan D. Nickey	65
(1)As of March 1, 2025, Mr. Pangburn transitioned from chief financial officer to chief revenue and strategy officer and Mr. Melko became our chief financial officer.
(2)On December 15, 2025, the Company announced that Mr. Chuslo will be transitioning from his role as Executive Vice President, Chief Legal Officer and Secretary of the Company to a role as a strategic advisor to the Company, effective April 17, 2026.
Biographical information with respect to Mr. Lipson is set forth above under “Election of Directors—Information About the Director Nominees.”
Charles W. Melko, 46, has served as senior managing director since April 2026, chief financial officer since 2025 and treasurer since 2021. Prior to that he served as executive vice president since 2025 and senior vice president and our chief accounting officer since 2017. He joined the Company in 2016 as a senior vice president and controller. He is responsible for all financial functions, including treasury, capital markets, investor relations and accounting. Previously, Mr. Melko served in a number of roles at PricewaterhouseCoopers LLP, including as a senior manager in the National Professional Services Group where he focused on complex financial instruments accounting issues for energy clients. Mr. Melko received a Bachelor of Science degree in Accountancy, a Master of Business Administration degree and a Master of Science degree in Accountancy from Wheeling Jesuit University.
Marc T. Pangburn, 40, has served as senior managing director since April 2026 and chief revenue and strategy officer since March 2025. Prior to that he served as executive vice president from March 2025 to April 2026, our chief financial officer from 2023 to March 2025 and as a co-chief investment officer from 2021 to 2023. Mr. Pangburn joined the Company in 2013 and previously served as a managing director until 2021. Prior to joining the Company, Mr. Pangburn worked at MP2 Capital, a solar development and financing company, where he was responsible for structuring the firm’s transactions, and worked in the private capital group at New York Life Investments, focusing on utilities, energy and infrastructure debt and equity investments. Mr. Pangburn is a member of the President’s Council at Ceres, a non-profit sustainability advocacy organization. Mr. Pangburn received his Bachelor of Arts degree in economics from Drew University.
Steven L. Chuslo, 68, has served as an executive vice president and our general counsel and secretary since 2013 and our chief legal officer since 2021. Previously, Mr. Chuslo served with the predecessor of the Company as general counsel and secretary since 2008. Mr. Chuslo is responsible for governance support to our board of directors and management and oversees the Company’s legal resources in its investment and portfolio management activities. Mr. Chuslo has more than 35 years of experience in the fields of securities, commercial and project finance, energy project development, and U.S. federal regulation. Mr. Chuslo received a Bachelor of Arts degree in History from the University of Massachusetts/Amherst and a Juris Doctor from the Georgetown University Law Center.
Nitya Gopalakrishnan, 54, has served as senior managing director since April 2026 and chief operating officer since July 2025. Prior to that, she served as executive vice president from July 2025 to April 2026. Before joining the Company in June 2025, Ms. Gopalakrishnan spent more than 25 years at BlackRock, where she most recently served as Head of Technology Platform and Chief Operating Officer for the firm’s Separately Managed Accounts (SMA) platform. In that role, she led the development of a unified technology strategy to deliver scalable, values-aligned, whole portfolio solutions to individual investors. Throughout her tenure at BlackRock, she held a range of leadership positions spanning business transformation, platform modernization, and post-merger systems integration. Ms. Gopalakrishnan received a Bachelor of Engineering degree with honors in Computer Science from Madurai Kamaraj University in India.
Susan D. Nickey, 65, has served as senior managing director since April 2026 and chief client officer since 2021. Ms. Nickey previously served as executive vice president from 2021 to April 2026 and managing director from 2014 to 2021. Ms. Nickey is responsible for leading business development and managing client relationships. Ms. Nickey currently serves as chair on the board of directors of the American Clean Power Association. Previously, she founded and served as CEO of Threshold Power. Ms. Nickey received a Bachelor of Business Administration from the University of Notre Dame and a Master of Science in Foreign Service from Georgetown University.

HASI Proxy Statement 2026	39

Information About Our Other Leadership Personnel
Viral Amin, 54, has served as senior managing director since April 2026 and chief risk officer since 2024. Previously, Mr. Amin served as executive vice president from 2024 to April 2026 and senior vice president from 2023 to 2024. Mr. Amin leads the on-balance sheet portfolio management group and risk management functions, and supports the Company’s underwriting process. Prior to joining the Company in 2023, Mr. Amin served in a number of roles at DTE Energy, including its vice president of business development, strategy, and mergers and acquisitions of the unregulated portfolio company from 2018 to 2023. While at DTE, Mr. Amin held multiple commercial and strategic roles in the utility and non-utility businesses, and ultimately became responsible for the unregulated company’s investment activities overseeing its growth through sourcing, diligence, and execution of new projects in renewable and industrial energy. Prior to joining DTE, Mr. Amin worked for several years at Ford Motor Co. and Visteon Corporation as an engineer. Mr. Amin holds a Bachelor of Science degree and a Master of Science degree in electrical engineering from the University of Michigan, as well as a Master of Business Administration degree from the University of Michigan’s Ross School of Business.
Katherine McGregor Dent, 53, has served as senior managing director since April 2026 and chief human resources officer since April 2020, focusing on culture, strategy and organizational development. Previously, Ms. Dent served as senior vice president from April 2020 to April 2026 and vice president, deputy general counsel, and assistant secretary from 2003 to 2020, where she played a key role in structuring, developing, negotiating and closing billions of dollars of transactions for the Company. Ms. Dent received a Bachelor of Arts in English from Niagara University and a Juris Doctor from the University at Buffalo School of Law. Ms. Dent serves on the board of directors and governance committee for the YWCA of Annapolis and Anne Arundel County.
Amanuel Haile-Mariam, 46, has served as a senior managing director since 2024. Mr. Haile-Mariam joined the Company as a managing director in 2021 and is responsible for the Company’s structured investments in Grid-Connected renewable energy markets. Prior to joining the Company, Mr. Haile-Mariam worked at GE Energy Financial Services for 15 years, most recently as Managing Director - Head of Capital Advisory and Portfolio, Americas leading the execution, asset management, capital raise and divestment of energy infrastructure projects. Prior to joining GE Energy Financial Services, Mr. Haile-Mariam worked at GE
Corporate Audit Staff, conducting financial audits, leading simplification and operational excellence projects. Mr. Haile-Mariam received his Bachelor of Science degree in accounting and Master of Business Administration in finance from the University of Connecticut.
Annmarie Reynolds, 56, has served as a senior managing director since 2024. Ms. Reynolds joined the Company as a managing director in 2022 and is responsible for building and growing the Company’s investment in markets beyond current asset classes. Prior to joining the Company, Ms. Reynolds worked at The AES Corporation for 22 years serving in several senior roles including chief customer officer from 2019 to 2022, chief commercial officer–US and Eurasia from 2018 to 2019, and prior to that as chief risk officer and managing director climate solutions. Prior to joining The AES Corporation, Ms. Reynolds worked several years at New York State Electric and Gas as an energy trader and engineer. Ms. Reynolds received her Bachelor of Science degree in Mechanical Engineering from Rutgers University, The State University of New Jersey.
Nathaniel Rose, CFA, 47, has served as senior managing director of investments since 2025. Prior to that, Mr. Rose served as executive vice president since 2015, and as a chief investment officer beginning in 2017 and also from 2013 to 2015. Mr. Rose also served as our chief operating officer from 2015 to 2017 and has been with the Company and its predecessor since 2000. Throughout his tenure, Mr. Rose has played a pivotal role in structuring, analyzing, and executing a broad range of transactions that have contributed to the company’s growth in managed assets. Mr. Rose received a joint Bachelor of Science and Bachelor of Arts degree from the University of Richmond in 2000 and a Master of Business Administration degree from the Darden School of Business Administration at the University of Virginia in 2009. Mr. Rose is a CFA charter holder and has passed the CPA examination. He holds Series 63 and 79 securities licenses.

40	HASI Proxy Statement 2026

INFORMATION ABOUT OUR OTHER LEADERSHIP PERSONNEL
Daniela Shapiro, 51, has served as a senior managing director since 2024. Ms. Shapiro joined the Company as managing director in 2022 and is responsible for growing the Company’s investments in Behind-the-Meter opportunities and expanding solutions for broader onsite and as-a-service offerings. Ms. Shapiro has over 20 years of energy industry experience. Prior to joining the Company, Ms. Shapiro was the chief financial officer for Guzman Energy and held various other executive positions, including at SoCore/ ENGIE. Prior to that, Ms. Shapiro worked in the banking industry for 10 years, where she was responsible for deploying capital in energy and infrastructure assets, including tax equity investments in renewable energy projects. Ms. Shapiro received her Bachelor of Science degree in Electrical Engineering from UNIFEI in Brazil, and her Master of Business Administration degree from Northwestern University’s Kellogg School of Management.
Michelle Whicher, 40, has served as senior managing director since April 2026 and chief accounting officer since February 2025. Ms. Whicher joined the company in 2014 as director of accounting and became vice president and controller in 2021. She also served as senior vice president from February 2025 to April 2026. She has played a key role in managing the increasing complexity of the firm’s financial reporting during a period of rapid platform growth. Prior to joining the Company, Ms. Whicher was Controller at Live! Casino & Hotel Maryland, where she established and led the facility’s original accounting department. Earlier in her career, she worked at PwC. Ms. Whicher received a Bachelor of Science degree in Business Administration and a Master of Accounting degree from the University of North Carolina’s Kenan-Flagler Business School. She holds a CPA license in the state of Virginia.

HASI Proxy Statement 2026	41

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the executive compensation program that was in place for 2025 for our NEOs, which include our “chief executive officer” or “CEO,” our “CFO,” and our next three most highly compensated executive officers:
•Jeffrey A. Lipson - Director, Chief Executive Officer and President
•Charles W. Melko - Senior Managing Director and Chief Financial Officer
•Marc T. Pangburn - Senior Managing Director and Chief Revenue and Strategy Officer
•Steven L. Chuslo - Executive Vice President and Chief Legal Officer
•Nitya Gopalakrishnan - Senior Managing Director and Chief Operating Officer
•Susan D. Nickey - Senior Managing Director and Chief Client Officer
This CD&A explains the overall objectives, elements and policies underlying our NEO compensation program for 2025. In general, our 2025 compensation consisted of a base salary, an annual bonus paid in cash and stock awards that were granted based on our 2025 performance and the 2025 long-term equity incentive program. We also provide some forward-looking detail about our current NEOs’ 2026 base salaries that were adjusted to be effective February 2026 and annual bonus opportunities to be paid (if earned) in cash and/or stock based on our 2026 performance. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.
Executive Summary
We are an investor in sustainable infrastructure assets advancing the energy transition. Our investments are diversified across multiple asset classes, including utility-scale solar, onshore wind, and storage, distributed solar and storage, RNG, and energy efficiency. We combine deep expertise in energy markets and financial structuring with long-standing programmatic client partnerships to deliver superior risk-adjusted returns and measurable environmental benefits.
We are internally managed by an executive leadership team that has extensive relevant industry knowledge and experience, and a team of over 170 investment, operating, and technical professionals. We have long-standing, programmatic relationships with some of the leading U.S. clean energy project developers, owners and operators, utilities, and energy service companies, which provide recurring investment and fee-generating opportunities, while also enabling scale benefits and operational and transactional efficiencies. Partnering with these clients, we are able to earn attractive risk-adjusted returns by investing in a variety of asset classes across our three primary climate solutions markets: behind-the-meter, grid-connected, and fuel, transport, and nature.
Our primary objective is to earn attractive risk-adjusted returns that sufficiently exceed our cost of capital. We believe we are able to generate superior risk-adjusted returns in part due to our adherence to a core set of investment criteria. One of the defining criteria of our investment strategy is that all of our investments must be neutral to negative on incremental carbon emissions or have some other tangible environmental benefit such as reducing water consumption or increasing resilience to extreme weather events. In addition, we are focused primarily on investments which are (a) income-generating sustainable infrastructure assets, (b) supported by underlying, long-term recurring cash flows, (c) contracted with creditworthy, incentivized off-takers, (d) rely upon proven commercial technologies, and (e) originated with programmatic clients.
We believe that our long history of climate solutions investing, the experience, expertise and relationships of our management team, the anticipated credit strength of the obligors or investees involved in our investments and the size and growth potential of our market, position us well to capitalize on our strategy.

42	HASI Proxy Statement 2026

EXECUTIVE COMPENSATION
Executive Summary
Executive Compensation Program Objectives
The Compensation Committee is responsible for establishing and administering our policies that relate to the compensation of our NEOs. We are committed to providing an executive compensation program that encourages and rewards strong financial and operational performance and supports the following goals and philosophies:
•aligning our leadership team’s interests with those of our stockholders, including our continued investment in solutions that advance the energy transition, reduce carbon emissions, and increase resilience to climate change;
•motivating and rewarding our leadership team for executing our operational plans with a focus on sustainable long-term growth in a manner that is consistent with appropriate risk-taking based on sound corporate governance practices; and
•attracting and retaining an experienced and effective leadership team while also maintaining an appropriate expense structure.
Structure of Our Executive Compensation Program
As discussed in more detail in this CD&A, our executive compensation program is comprised of the following primary compensation elements:
•base salary, which is an element of compensation set at levels that are commensurate with our NEOs’ positions and that provides fixed pay to attract and retain our NEOs, taking into account our budgeted operating expenses;
•incentive compensation (annual bonus) that is payable after the performance period has been completed in cash or in equity that vests over time; and
•long-term equity incentive program comprised of awards subject to both time-based and performance-based vesting that are designed to meet both our long-term growth and retention objectives.
Pay Mix
In determining the mix of compensation among these elements, attention is given to the elements and the mix of pay as well as ensuring that employees’ awards align with stockholders’ value. As illustrated below, the Compensation Committee continued to structure executive compensation in 2025 so that a significant portion of the target total direct compensation (TDC) of our CEO and the other NEOs was
“at-risk” performance-based compensation, with the actual value realized subject to the achievement of short-term or long-term corporate and financial performance goals. For 2025, approximately 54% of Mr. Lipson’s target TDC, and an average of 54% of our other NEO’s target TDC, was structured as “at-risk” performance-based compensation, as illustrated below:

CEO FY 2025 Target TDC Mix
Average Non-CEO FY 2025 Target TDC Mix

HASI Proxy Statement 2026	43

EXECUTIVE COMPENSATION
Our Pay for Performance Alignment
For 2025, over 70% of our targeted executive compensation was variable or equity-based (as opposed to a fixed cash amount) as shown below:

	Percentage of 2025 Targeted Compensation
Compensation Element	Type of Compensation	Mr. Lipson	Other Named Executive Officers
Annual base salary	Fixed	18%	19% to 28%
Annual cash or equity incentive	Variable / Equity-based	32%	26% to 35%
Long-term equity incentive program	Variable / Equity-based	50%	37% to 50%
The Compensation Committee believes having a significant portion of variable or equity-based compensation achieves our goals of encouraging high performance, promoting accountability, retaining skilled and diverse leadership and motivating our executives to achieve our business objectives and aligning their interests with those of our stockholders.
Our Pay for Performance Alignment
The Compensation Committee reviews realizable pay versus TSR annually relative to our peer group as an effective way to evaluate the pay and performance relationship. The following graph provides a historical view of realizable pay-for-performance alignment for our CEO against the Company’s 2025 peer group for the period of 2022-2024. Findings from our analysis indicate strong alignment between our CEO realizable pay and TSR rankings, reflecting competitive total pay levels, rigorous performance standards, and performance measures that are aligned with the key drivers of stockholder value. Our relative TSR performance is at the 44th percentile and CEO realizable pay2 is at the 58th percentile of the peer group.
Three-Year CEO TDC Realizable Percent Rank

Above Median Performance & Below Median Realizable TDC Value
Below Median Performance & Above Median Realizable TDC Value
HASI
44th Percentile TSR
58th Percentile Realizable Pay
Three-Year TSR Percent Rank
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%

A significant portion of our NEOs' compensation is tied to company performance over three-year performance cycles. The long-term equity incentives granted are only eligible to be earned if the Company achieves rigorous TSR goals for 2023, and relative TSR and cumulative adjusted earnings per share (“Cumulative Adjusted EPS”) goals for 2024 and 2025. The details of our long-term incentive programs are further detailed below. The earned value of all long-term incentive equity awards will depend on the portion, if any, earned and the Company's share price. Based on estimates as of December 31, 2025, 2024 and 2025 performance-based LTIP units are currently tracking below target. The graph below illustrates the target compensation and realizable pay of our CEO for the three-year period.
CEO Compensation: Target vs. Realizable Value
(2)    Total realizable pay for our CEO and the peer group CEOs is defined as the sum of the following components: actual base salary, actual short-term incentive payouts, and long-term incentive awards granted over the preceding three-year period comprised of time-based restricted shares/units and in-the-money stock options valued using closing share prices at the end of the period and performance-based awards valued assuming either actual performance or estimated performance-to-date and closing share prices at the end of the period.

44	HASI Proxy Statement 2026

EXECUTIVE COMPENSATION
Our Executive Compensation Program Best Practices
The following chart compares the target compensation values and realizable value for the compensation awarded during the three-year period from 2023 to 2025. The CEO's realizable compensation for the three-year period of $24.7 million is +7% above the $23.0 million target compensation for the same period, noting 2024 and 2025 performance-based LTIP units have not yet been determined. Based on estimates as of December 31, 2025, the CEO’s realizable value of all time- and performance-based LTIP units for the three-year period of $14.9 million is -9% below the $16.5 million target value for the same period. During this same three-year period, our annualized TSR was +9%. This demonstrates alignment between actual pay and performance versus expectations as reflected in the aggregate realizable pay values for the last three years.
A comparison of the realizable value of long-term equity incentive awards as of December 31, 2025, against the target compensation values indicates how compensation outcomes may be impacted by our performance. Such a comparison also shows the degree of alignment between our stock performance and the level of compensation provided to executives.
Our Executive Compensation Program Best Practices
Our executive compensation program incorporates our board of directors’ strong commitment to good governance:

WHAT WE DO:	WHAT WE DO NOT DO:

Structure compensation with a target that is predominantly variable based on company and stock performance	Provide Section 280G gross-up payments

Align short-term and long-term executive incentive plan targets with business goals and stockholder interests	Reward executives for taking excessive, inappropriate, or unnecessary risks

Retain an independent compensation consultant to advise the Compensation Committee	Utilize an equity incentive plan that allows repricing of stock options without prior stockholder approval

Maintain a comprehensive “clawback” policy that applies to our NEOs	Provide multi-year guaranteed salary increases or non-performance-based bonus arrangements

Use multi-year performance metrics that compare our performance to external benchmarks	Rely exclusively on any single metric such as total stockholder return as our only performance metric

Maintain a best-practices insider trading policy	Provide incentive awards for below-threshold performance

Review and consider total compensation for each NEO against a peer group (as defined below)	Provide excessive executive perquisites

Maintain a best-practices stock ownership guidelines for NEOs and directors	Utilize an equity incentive plan that provides for equity awards subject to a minimum vesting period of less than one year

Re-evaluate and update the composition of our peer group periodically, particularly in light of our significant growth and recent change in business structure	Permit hedging, and pledging and margin accounts related to our Common Stock

Provide minimum thresholds for vesting of performance-based equity awards	Incorporate single trigger vesting for cash compensation under our NEO employment agreements

HASI Proxy Statement 2026	45

EXECUTIVE COMPENSATION
Stock Ownership Guidelines for Named Executive Officers
Stock Ownership Guidelines for Named Executive Officers
Under our stock ownership guidelines, each NEO must hold an ownership stake in the Company that is significant in comparison to their base salary. The aggregate value of stock ownership required to be retained by our NEOs is:
•Chief Executive Officer and President: six times base salary; and
•all other NEOs: three times base salary.
Each NEO has five years to comply from the later of the date they become covered under this policy or the date the policy was originally adopted. Until the individual is in compliance, NEOs must retain 50% of any equity grants, net of any shares withheld or sold to satisfy taxes. Stock ownership for the purpose of these guidelines includes shares of Common Stock, restricted stock, OP units (includes LTIP units) and unvested OP units (includes LTIP units) held by the covered individual but excludes RSUs.
Process for Setting Executive Compensation
The Compensation Committee has primary responsibility for setting and approving the compensation of our chief executive officer and, upon the recommendation of our chief executive officer, reviewing and approving compensation for our other NEOs in a manner that is effective and consistent with our overall executive compensation strategy. As part of that responsibility, the Compensation Committee reviews the performance of each of our NEOs on an individual basis. As part of its process for reviewing the performance of our NEOs for 2025, the Compensation Committee considered the recommendations of Mr. Lipson related to the compensation of our NEOs.
The Compensation Committee typically reviews compensation levels for our NEOs near the beginning of each calendar year when determining base salaries and budgeted amounts for total compensation for the new fiscal year, and then meets again following the end of such fiscal year to review the Company’s and the NEOs’ actual performance, at which time it makes determinations with respect to adjustments to base salary, annual bonuses and our long-term equity incentive program. The Compensation Committee also meets periodically during the fiscal year to review the Company’s performance and other compensation matters, such as quarterly bonus accruals. As part of its annual review of the compensation paid to our NEOs, the Compensation Committee typically considers a number of factors in determining or structuring compensation, including the nature of the executive’s job and the responsibilities related thereto, the executive’s job performance compared to goals and objectives established for the Company and the executive at the beginning of the year, the experience level of the executive in his or her current position, the compensation levels of competitive jobs within our peer group (as defined below), our financial performance and financial condition, the execution of our investment and financing strategy, the impact of compensation determinations on our budgeted operating expense ratios and certain other quantitative and qualitative factors. These factors described above may vary from year to year in importance to, and usage by, the Compensation Committee, depending upon market conditions, corporate priorities and individual circumstances.
The Compensation Committee works jointly with management and the compensation consultant to design and implement a compensation plan that combines the elements of current cash compensation in the form of a base salary, an annual bonus (payable in cash and/or equity) and long-term equity incentive compensation in one plan, which we refer to as the executive compensation program, the components of which are described below. The Compensation Committee and our board of directors approved the program on an annual basis for the purpose of (i) attracting and retaining top performing employees, (ii) motivating employees by tying compensation directly to our financial performance, and (iii) rewarding exceptional individual performance that supports our overall objectives. The Compensation Committee believes that by utilizing both cash and equity incentive awards, the executive compensation program allows us to more closely match the incentives of our NEOs with both the long and short-term goals of the business while also improving our ability to monitor the results of our compensation program.
The Compensation Committee has the authority to consult and retain internal and external advisors as needed. In determining the compensation of our NEOs and our board of directors, the Compensation Committee has elected to utilize a variety of resources, including, from time to time, reports, information and advice provided by leading national and regional firms specializing in providing compensation consulting services to public companies. Since 2018, the Compensation Committee has engaged Pay Governance, a

46	HASI Proxy Statement 2026

EXECUTIVE COMPENSATION
Process for Setting Executive Compensation
compensation consulting firm, to report to the Compensation Committee regarding the setting of certain annual bonus targets for our NEOs. Starting in 2019, the Compensation Committee has engaged Pay Governance to provide advice regarding the executive compensation program for our senior management team and board of directors, including analysis and recommendations regarding (1) base salaries, annual bonuses, including the mix of cash and equity, and long-term incentive compensation for our executive management team, (2) the director compensation program for non-employee members of our board of directors, and (3) other matters as requested by the Compensation Committee.
Executive Compensation Program Peer Group Criteria and Composition
As part of the annual review of compensation payable to each of our NEOs, the Compensation Committee typically considers the compensation practices and levels at other companies that it deems generally comparable in structure and strategy. We sometimes refer to this group as our “peer group” for purposes of determining compensation.
For 2025, based on a July 2024 Pay Governance peer group report, the Compensation Committee determined that no changes to the peer group used for 2024 were needed. The Company based its consideration of any 2025 NEO compensation adjustments on an October 2024 Pay Governance benchmark report, which compared the Company’s executive compensation against the same companies utilized as the 2024 peer group but for the removal of SunPower Corporation, which was delisted after declaring bankruptcy in August 2024. With that removal, median market capitalization for the peer group was $2.8 billion, as compared to our market capitalization at the same time of approximately $3.4 billion.
For 2026, Pay Governance used several quantitative and qualitative criteria, including the primary selection and refinement criteria listed below, to review existing and potential peer group companies in support of the Compensation Committee’s desire to make refinements to better reflect the diverse nature of the Company’s business. The Compensation Committee also expressed a desire to maintain the relative overall size of the peer group in order for it to be (i) a sufficiently large sample size to ensure robust findings and accommodate changes in composition over time due to M&A activity and changes in size, (ii) of a composition which better reflected the unique nature of the Company’s business, and (iii) relevant in terms of the Company’s implied market capitalization, which has historically been the primary scoping criteria used by the Company for its peer group. In contrast to revenue, market capitalization is the most relevant indicator of size and how investors view the Company relative to competitors, followed by total managed assets in relevance. Revenue does not accurately reflect the complexity and scope of our business operations within our industry and for other companies in adjacent industries with similar business models. It also does not capture the profits earned from our equity method investments that are not included in our stated total revenue per GAAP reporting requirements.3 Accordingly, in addition to the removal of Sunnova Energy International, Inc., which was delisted after declaring bankruptcy in June 2025, the Compensation Committee removed three REITs and one renewables equipment supplier from the peer group previously utilized by the Compensation Committee in setting the prior year’s compensation, and added three new companies that included asset managers, renewables equipment suppliers, and energy services/efficiency companies, which met the applicable criteria and would position the Company towards the median for market cap. As a result, the executive compensation set by the Compensation Committee for 2026 was based on an updated peer group of 15 companies that included asset managers, renewables equipment suppliers, and energy services and efficiency companies, with median market capitalization of $3.576 billion, as compared to our market capitalization at the same time of approximately $3.285 billion.
(3)    For example, for the year ending December 31, 2025, the Company’s total revenue was $400,502,000, which did not include income from its equity method investments of $300,667,000.

HASI Proxy Statement 2026	47

EXECUTIVE COMPENSATION
Process for Setting Executive Compensation

2024 Peer Group

Arbor Realty Trust, Inc.*

Affiliated Managers Group, Inc.

Ameresco, Inc.

Array Technologies, Inc.

Artisan Partners Asset Management, Inc.

Enphase Energy, Inc.

First Solar, Inc.

Hercules Capital, Inc.

Ladder Capital Corp, Inc.*

Main Street Capital Corporation

Plug Power Inc.

Safehold, Inc.*

Shoals Technology Group, Inc.

Sunrun Inc.

Sunnova Energy International, Inc.*

TPI Composites, Inc.*

Walker & Dunlop, Inc.

Primary Selection Criteria

Implied market capitalization generally similar to that of HASI

Total assets under management generally similar to that of HASI

Revenue generally similar to that of HASI

Companies in similar/adjacent industry or industry-focus to that of HASI

U.S. publicly-traded companies

Secondary Selection Criteria

Reverse Peers

Peers of current and suggested peers

Companies that our investors consider as peers

2025 Peer Group

Affiliated Managers Group, Inc.

Ameresco, Inc.

Array Technologies, Inc.

Artisan Partners Asset Management Inc.

Clearway Energy, Inc.+

Enphase Energy, Inc.

First Solar, Inc.

Hercules Capital, Inc.

Main Street Capital Corporation

Nextracker, Inc.+

Plug Power Inc.

Shoals Technologies Group, Inc.

Sunrun Inc.

Victory Capital Holdings, Inc.+

Walker & Dunlop, Inc.

In reviewing the analysis provided by Pay Governance regarding the 2025 Peer Group, the Compensation Committee noted that HASI was slightly below the median of the peer group for the market capitalization criterion (45%) and was significantly above the median of the peer group for the total managed assets criterion (92%). The Compensation Committee believed that this represented a reasonable and appropriate balance among the key quantitative criteria, particularly given its view that market capitalization and total assets managed have the highest relevance in selecting peer companies for purposes of comparing compensation and the lack of peers available that meet all criteria as a result of the Company’s relatively unique position in the market. Although considered as part of our overall screening criteria, focusing solely on revenue would result in a group of peers that neither compete with us for executive talent nor are relevant to our investors.
None of the companies in our peer group were selected by virtue of revenue size alone.
We do not have a policy of targeting compensation for our NEOs to any specific level within the range of total compensation paid by our peer group (i.e., median, upper or lower); rather, we have attempted to structure our executive compensation program and to compensate our NEOs in a manner that is both adequately competitive to retain their services and rewards their performance, hard work and dedication, but is also consistent with our needs to maintain an appropriate expense structure.

48	HASI Proxy Statement 2026

EXECUTIVE COMPENSATION
Process for Setting Executive Compensation
Qualitative Factors
In any given year, and for any particular NEO, the Compensation Committee may consider a range of subjective or qualitative factors in setting our NEO’s compensation, including:
•our CEO’s recommendations and his assessment of the executive’s performance;
•the role the executive plays and the importance of such individual to the Company’s business strategy and objectives;
•differences in each executive’s tenure and experience;
•the responsibilities and particular nature of the functions performed or managed by the executive;
•ensuring our retention and motivation objectives; and
•the likely cost and difficulty that would be encountered in recruiting a replacement.
The Compensation Committee’s consideration of any particular factor may range from inapplicable to significant, depending upon the individual and period under consideration. The Compensation Committee does not assign relative weights or rankings to such factors. Rather, the Compensation Committee relies upon its members’ knowledge and judgment in assessing the various qualitative and quantitative inputs it receives as to each individual and makes compensation decisions accordingly.
In determining fiscal 2025 executive compensation, and in addition to the assessment of market and other specific factors described in the below discussion of the individual elements of compensation, the Compensation Committee broadly considered these qualitative factors in making its compensation decisions for each NEO. Given their tenure, track record and experience, the Committee considered each of the NEOs to be highly sought-after executives and thus potential candidates for recruitment by other companies.
Scope of Authority of the Compensation Committee
The Compensation Committee has overall responsibility for approving, evaluating and, in some cases, recommending to our board of directors, on an annual basis, director and officer compensation plans, policies and programs of the Company including determining salaries, annual cash bonuses, equity awards, change in control and termination arrangements and director fees. Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate and pay any compensation consultant to be used to assist in the evaluation of director and senior executive compensation, as well as the authority to retain special legal, accounting or other consultants to advise the Compensation Committee and may form subcommittees and delegate its authority to such subcommittees. No subcommittees were formed by the Compensation Committee in 2025.

HASI Proxy Statement 2026	49

EXECUTIVE COMPENSATION
Executive Compensation Program Components
Executive Compensation Program Components
The following provides an overview of our approach to each primary element of our NEO compensation program and an analysis of the compensation paid under each of these elements.
Equity incentives have been granted under the 2013 HA Sustainable Infrastructure Capital, Inc. Equity Incentive Plan, as previously amended (the “2013 Plan”), and the 2022 Plan.

Compensation Element	Objective	Key Features

Base Salary (Cash)	•Provides a fixed element of compensation commensurate with each NEO’s responsibility, performance and experience.	•Adjustments are generally considered annually based on individual performance, level of pay relative to the market and our peer group, internal pay equity, and retention.

Annual Incentive Compensation (Cash and Equity)
•Provides an annual incentive or bonus based upon our overall corporate and/or individual performance as well as objective and subjective performance criteria that are aligned with the strategic direction of the Company.

•Compensation Committee approves the overall corporate and individual performance measures as well as objective and subjective performance criteria on an annual basis.
•Compensation Committee determines allocation between cash and equity on an annual basis, as well as the vesting criteria of the annual equity awards.

Long-term Incentive Program (Equity)
•Provides equity-based incentives that contain multi-year vesting and/or performance criteria in order to further our retention objectives and align the interests of our NEOs with those of our stockholders over a longer time period.
•Compensation Committee determines allocation between time-based and performance-based awards. •Compensation Committee determines the performance targets and vesting criteria.

Health, Welfare, and Other Benefits	•Offers all eligible employees a competitive benefits package, which includes health and welfare benefits such as 401(k), medical, dental, disability insurance, and life insurance benefits.	•The plans under which these benefits are offered do not discriminate in scope, terms or operation in favor of officers and are available to all eligible employees.

Perquisites and Other Benefits
•Other than life insurance and disability benefits provided to Mr. Lipson, we do not provide any perquisites. We do not intend to provide perquisites exceeding $15,000 in the aggregate to our NEOs because we believe that we can provide better incentives for desired performance with compensation in the forms described above.
•N/A

50	HASI Proxy Statement 2026

EXECUTIVE COMPENSATION
Executive Compensation Program Components
Base Salary
Base salary, which represents the fixed element of our executive compensation program, provides for basic economic security at a level that allows us to retain the executive’s services. The Compensation Committee generally establishes annual base salaries for our NEOs commensurate with the level of experience that the executive brings to the position, the nature of the responsibilities required of the executive, such as whether the executive is performing in multiple roles, how successful the executive is in achieving goals established by the Compensation Committee and the executive’s contributions to the
Company, but does not assign any specific weights to these factors. As discussed in other parts of this CD&A, the Compensation Committee also considers the size of the Company and our budgeted operating expenses in setting annual base salaries. Base salaries are reviewed and may be adjusted to better match competitive market levels, to ensure executive retention or to recognize an executive’s professional growth and development, increased responsibility or other discretionary factors. The table below reflects the annual salary of our NEOs with increases effective in April of each of the years:

Name	2024 Annual Salary ($)	2025 Annual Salary ($)	2026 Annual Salary ($)
Jeffrey A. Lipson	775,000	815,000	815,000
Charles W. Melko	Not applicable	400,000	425,000
Marc T. Pangburn	450,000	475,000	490,000
Steven L. Chuslo	Not applicable	415,000	Not applicable
Nitya Gopalakrishnan	Not applicable	400,000	425,000
Susan D. Nickey	440,000	440,000	450,000
The determination to increase base salaries in 2025 for certain of our NEOs was driven by the performance of our NEOs and our desire to establish a base salary that is competitive in the market. On March 1, 2025, Mr. Pangburn transitioned from his role as CFO to our chief revenue and strategy officer and Mr. Melko became our CFO. The 2025 salary for Messrs. Pangburn and Melko reflect their new roles. Base salaries for 2024 are not included for Ms. Gopalakrishnan and Messrs. Chuslo and Melko because those individuals were not NEOs for that year.
Annual Incentive Compensation or Bonuses
Annual incentive compensation, in the form of cash incentive compensation and equity incentive awards subject to time-based vesting conditions, is available to each of the NEOs under our executive compensation program, with the Compensation Committee determining the allocation between cash and equity. Incentive compensation serves as a means of linking annual compensation both to our overall performance and to objective and subjective performance criteria that are aligned with the Company’s strategic direction.
We provided our NEOs with the opportunity to earn annual incentive compensation for achieving corporate financial and non-financial goals for performance in 2025. These bonus awards, which provide for no minimum award or guaranteed payment, are comprised of two parts: a quantitative component and a qualitative component.
The following chart summarizes the target bonus percentage and actual awarded bonus percentages for 2025 calculated as a percentage of the base salary at the end of the respective year.

Name	2025 Target Bonus (%)	2025 Actual Bonus (%)
Jeffrey A. Lipson	175	333
Charles W. Melko	110	209
Marc T. Pangburn	160	304
Steven L. Chuslo	125	238
Nitya Gopalakrishnan	125	238
Susan D. Nickey	160	304

HASI Proxy Statement 2026	51

EXECUTIVE COMPENSATION
Executive Compensation Program Components
2025 Bonus Awards Awarded in 2026
For 2025, our NEO incentive compensation was weighted such that 90% was based on quantitative corporate performance measures and 10% was based on an evaluation of individual performance. The following table sets forth the quantitative corporate performance measure hurdles and corresponding incentive compensation payouts for each of the NEOs under the quantitative component of the incentive plan:

Corporate Performance Objectives	Weighting	Quantitative Company Performance Hurdle(1)	Payout as a % of Target Upon Achievement of Hurdle(1)	Actual Performance
2025 Adjusted Earnings / share	75%	$2.45 - $2.57	50%
		$2.57	100%	$2.70
		$2.57 - $2.70	200%
2025 Adjusted ROE	25%	9.75% – 10.25%	50%
		10.25%	100%	13.4%
		10.25% – 11.25%	200%
(1)Actual results were interpolated between these values.
The calculated achievement of corporate goals was 200%, which, when combined with qualitative measures, resulted in our NEOs receiving an average of 190% of their targeted bonus. In accordance with the 2025 Bonus Awards, our NEOs received the following amounts of total incentive compensation for 2025 that was paid or granted in 2026:

Name	Total Incentive Compensation Earned in 2025 ($)	% of Incentive Compensation Paid in Cash	% of Incentive Compensation Paid in LTIP Units or Restricted Stock
Jeffrey A. Lipson	2,709,875	100	—
Charles W. Melko	836,000	100	—
Marc T. Pangburn	1,444,000	100	—
Steven L. Chuslo	985,625	100	—
Nitya Gopalakrishnan	950,000	100	—
Susan D. Nickey	1,337,600	100	—
Long-Term Incentive Program Granted in 2025
NEOs are eligible to participate in a long-term equity incentive program that is based upon our desire to (i) increase the executive’s ownership stake in the Company and better align the executive’s long-term interests with those of our stockholders, (ii) tie total incentive compensation (including equity incentive awards) to specified quantitative performance measures, (iii) increase the amount of non-cash, equity incentive compensation earned by our NEOs as a percentage of their total compensation, and (iv) provide our NEOs with a competitive balance of current cash compensation and equity compensation subject to time-based and performance-based vesting conditions that increases the executive’s incentive to remain with the Company over the longer-term.
To address the goal of aligning the interests of our NEOs with those of our stockholders, the Compensation Committee allocated 50% of the award to each of our NEOs in the form of either performance-based restricted stock units (“RSUs”) or, at the election of our NEOs, performance-based LTIP units that, upon conversion, may become Restricted Limited
Partnership Units (“OP units”). Performance-based equity awards vest only upon achievement of specified performance metrics. These performance awards subject our NEOs to the downside risk of a decrease in the value of their compensation if the returns to our stockholders do not match the returns of the index against which our returns are being measured (“Relative TSR”) or we do not achieve a specified Cumulative Adjusted EPS target. In addition, LTIP units are a special kind of partnership interest that have no value if there is not a positive partnership revaluation event, as defined by the U.S. Internal Revenue Service. Both Relative TSR and Cumulative Adjusted EPS goals are measured on an approximate three-year basis or such shorter period upon the occurrence of a change of control. The number of performance awards that may be earned ranges from 50% of target for threshold performance achievement, and 200% of target for outperformance achievement. Under the Relative TSR component, target units are earned only if our total stockholder return is equal to or above the 55th percentile of the index.

52	HASI Proxy Statement 2026

EXECUTIVE COMPENSATION
Executive Compensation Program Components
We believe that growth in stockholder return is important to investors and is an appropriate measure of our long-term success. The use of stockholder return was also based upon an analysis of the measures used by the other companies in our peer group. The Compensation Committee allocated the remaining portion of the annual award (50%) in the form of time-vested restricted Common Stock or, at the election of the officer, time-restricted LTIP units. This allocation satisfies the need for a useful retention tool, given that in our market, there is a demand for experienced executive talent. The service-based award furthers our goal of aligning the long-term interests of our NEOs with those of our stockholders as it subjects our NEOs to the downside risk of a decrease in compensation if the price of our Common Stock declines.

Name	2025 Performance Based Award LTIP Units(1)	2025 Time Based Award LTIP Units(2)	Total Value of 2025 Award ($)(3)
Jeffrey A. Lipson	183,000	91,500	6,032,138
Charles W. Melko	22,000	11,000	725,175
Marc T. Pangburn	74,000	37,000	2,439,225
Steven L. Chuslo	36,000	18,000	1,186,650
Nitya Gopalakrishnan	—	20,000	562,600
Susan D. Nickey	45,000	22,500	1,483,313
(1)Represents the total amount of LTIP units that have been granted, which reflect maximum performance. 50% of the units are to be earned based on cumulative Adjusted EPS over a three-year time period and 50% of the units are to be earned based on Relative TSR over the same time period. The actual OP units to be earned under such grants of LTIP units, which vest based on the achievement of certain targets, are calculated according to the chart below. The total units earned will not exceed 100% of the target if the Absolute TSR is below zero.

Total Stockholder Return Metrics	Threshold 50%	Target 100%	Outperform 200%
Cumulative Adjusted EPS	$7.35	$8.11	$8.92
Relative TSR	30.0%	55.0%	80.0%
(2)Represents time-based LTIP units that vest in three equal annual amounts on May 15, 2026, and March 5, 2027 and 2028. Ms. Gopalakrishnan’s units vest in three equal amounts on November 15, 2026 and March 5, 2027 and 2028
(3)Amounts in this column represent the aggregate grant date fair value of awards of both the time-vested and performance-vested LTIP units computed in accordance with FASB ASC Topic 718 and the assumptions and methodologies set forth in our Form 10-K for the year ended December 31, 2025 (Note 2 and Note 11, Equity). The time vested grants were valued at $28.73 per unit, the closing price of our Common Stock on the NYSE on March 1, 2025, the date of grant. Ms. Gopalakrishnan’s awards were valued at 28.13 per unit, the closing price of our Common Stock on the NYSE on September 16, 2025. The Cumulative Adjusted EPS units were valued at $14.37 per unit and the Relative TSR units were valued at $22.83 in each case by an independent appraisal.
Benefits
Benefits are also established based upon a determination of what is needed to aid in attracting and retaining executive talent, as well as providing long-term financial security to our employees and their families. The NEOs are eligible to participate in our health, dental and vision plans, and various insurance plans, including disability and life insurance, and in our 401(k) plan.
Timing of Certain Equity Awards
We do not currently grant awards of stock options, stock appreciation rights, or similar option-like awards as part of our compensation program. We do not time the disclosure of material non-public information, or the granting of equity awards, for the purpose of impacting the value of NEO compensation.

HASI Proxy Statement 2026	53

EXECUTIVE COMPENSATION
Executive Compensation Program Components
Insider Trading Policy
We have adopted a statement of corporate policy regarding securities transactions (the "Insider Trading Policy"), which prohibits all directors, officers, employees, and consultants from engaging in any transaction involving the purchase, sale or transfer of Company securities based on material non-public information about the Company. The Insider Trading Policy also prohibits our directors and officers from hedging our equity securities, holding such securities in a margin account or pledging such securities as collateral for a loan. Additionally, we take appropriate steps to comply with applicable securities laws and regulations and stock exchange listing standards when we engage in transactions in our securities. We believe that our Insider Trading Policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our annual report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 13, 2026.
Severance Benefits Payable upon Termination of Employment or a Change in Control
In order to achieve our compensation objective of attracting, retaining and motivating qualified senior executives, we believe that we need to provide our NEOs with severance protections that are consistent with the severance protections offered by companies similar to us. Consistent with this philosophy, we believe that severance should be payable to our NEOs in the event their employments are terminated under certain circumstances. For more information regarding the terms of the employment agreements, see “—Narrative to Summary Compensation Table.” The employment agreements are reviewed annually by the Compensation Committee.
Effective May 1, 2026, we adopted an Executive Protection Plan (the “Severance Plan”) that provides tier-based severance benefits to eligible employees who opt-in to the Severance Plan, including our CEO, NEOs and other members of management as determined by the Compensation Committee from time to time (each, including the CEO, a “Covered Employee”). The Severance Plan provides Tier A benefits to our CEO, Tier B benefits to our NEOs, and Tier C benefits to other members of management as determined by the Compensation Committee from time to time. The purpose of the Severance Plan is to attract and retain qualified executives for the Company by providing participants with an opportunity to receive severance benefits in the event of certain terminations of employment from the Company.
Under the Severance Plan, a “Qualifying Termination” generally means a termination by the Company without cause (other than due to death or disability) or, for Tier A and Tier B employees, a resignation due to Constructive Termination (as defined in the Severance Plan). Severance benefits are determined based on the employee’s applicable benefit tier.
In the event of a Qualifying Termination during the one-year period beginning on the date of a Change in Control of the Company (a “Change in Control Period”), severance benefits are as follows:
•Tier A: lump sum cash payment equal to 3.0 times the sum of annual base salary and average bonus, and a COBRA continuation payment for 24 months.
•Tier B: lump sum cash payment equal to 2.0 times the sum of annual base salary and average bonus, and a COBRA continuation payment for 18 months.
•Tier C: lump sum cash payment equal to 1.5 times the sum of annual base salary and average bonus, and a COBRA continuation payment for 12 months.
•For Qualifying Terminations outside a Change in Control Period, severance benefits are:
•Tier A: lump sum cash payment equal to 3.0 times the sum of annual base salary and average bonus, and a COBRA continuation payment for 24 months.
•Tier B: lump sum cash payment equal to 1.5 times the sum of annual base salary and average bonus, and a COBRA continuation payment for 18 months.
•Tier C: lump sum cash payment equal to 1.0 times the sum of annual base salary and average bonus, and a COBRA continuation payment for 12 months.
Participation in the Severance Plan requires the Covered Employee to sign and return a participation agreement. Payment is subject to the Covered Employee’s execution and non-revocation of a release of claims and compliance with restrictive covenants.

54	HASI Proxy Statement 2026

EXECUTIVE COMPENSATION
Tax Deductibility of Executive Compensation
In April 2022, our board of directors approved our Retirement Policy with immediate effect, and an amended and restated Retirement Policy was approved by the board of directors in April 2024. Our Retirement Policy provides for full vesting at retirement of any time-based awards that were granted prior to the date of retirement. Further, the Retirement Policy permits the vesting of performance-based awards that were granted prior to the date of retirement according to the original vesting schedule of the award, subject to the achievement of the applicable performance measures. The Retirement Policy applies to employees whose chronological age plus number of years of total service for the Company reaches a total age of 65, provided the applicable employee has (1) reached an age of 50 years, or (2) has worked at the Company for at least five years. Employees who have been actively employed by the Company since before the date of our initial public offering are credited with five years of prior service for purposes of determining their eligibility at retirement. Our Retirement Policy applies to all employees who receive grants of equity awards, whether they are NEOs, executive officers or other employees. The Company reserves the right to waive, amend, terminate or discontinue the policy to the extent our board of directors determines that it is in the Company’s interest.
Tax Deductibility of Executive Compensation
Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), places a $1,000,000 limit on the amount of compensation that may be deducted annually by the Company on our tax return with respect to certain NEOs, defined as “covered members” under Section 162(m). In December 2020, final regulations around Section 162(m) were published, which pertain in part to up-REIT structures. The final regulations provide that the Company’s distributive share of any compensation deduction for amounts paid to our NEOs by our Operating Partnership after December 18, 2020, as well as time-based and performance-based restricted stock awards awarded after November 2, 2017, are subject to the Section 162(m) deduction limit. When the Company determines whether to use performance-based awards in its grants to NEOs, it keeps in mind that there is generally no tax deduction with respect to compensation for an NEO in excess of $1,000,000 a year, and the Company’s performance-based pay practices may change accordingly in the future. Although the Compensation Committee generally seeks to preserve the federal income tax deductibility of compensation paid, to maintain flexibility in compensating executives, including our NEOs, in a manner designed to promote our corporate goals, including retaining and incentivizing the NEOs, the Compensation Committee has not adopted a policy that all compensation must be deductible.
Adjustment or Recovery of Awards
The Company believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s overall compensation philosophy. In furtherance of this goal, our board of directors adopted a clawback policy that applies to performance or incentive-based compensation approved, awarded or granted to a Covered Executive (as defined below) and that provides for the possible recoupment of performance or incentive-based compensation in the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirements under the securities laws (other than due to a change in applicable accounting methods, rules or interpretations).
This means that any performance or incentive-based compensation, whether cash- or equity- denominated, paid to such Covered Executive during the three-year period preceding the publication of the restated financial statements which would have been lower had it been calculated based on such restated financial statements, is subject to adjustment. For the purposes of this clawback policy, the term “Covered Executive” shall mean any NEO as determined by the Compensation Committee pursuant to Item 402 of Regulation S-K and other key employees identified by the Compensation Committee, and includes our NEOs.
During 2025, the Company was not required to prepare an accounting restatement that resulted in recovery of erroneously awarded compensation under the clawback policy.
A copy of our Recovery Policy Relating to Erroneously Awarded Incentive Compensation is filed as Exhibit 97.1 to our annual report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 13, 2026.

HASI Proxy Statement 2026	55

EXECUTIVE COMPENSATION
Relationship of Compensation Practices to Risk Management
Relationship of Compensation Practices to Risk Management
When structuring our overall compensation practices for our employees generally, consideration is given as to whether the structure creates incentives for risk-taking behavior and therefore impacts our risk management practices. Attention is given to the elements and the mix of pay as well as ensuring that employees’ awards align with stockholders’ value.
The Compensation Committee has assessed the compensation policies and practices for our employees, including our NEOs, and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee generally considers whether our compensation programs encourage excessive risk taking during its annual review of such programs, which typically occurs during the first quarter of each year.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the CD&A section of this proxy statement with management, and, based on such review and discussion, the Compensation Committee recommends that it be included in this proxy statement.
Compensation Committee
Richard J. Osborne (Chair)
Lizabeth A. Ardisana
Teresa M. Brenner
Steven G. Osgood
Laura A. Schulte
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

56	HASI Proxy Statement 2026

EXECUTIVE COMPENSATION
2025 Summary Compensation Table
2025 Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
Jeffrey A. Lipson Director, Chief Executive Officer and President	2025	807,308	6,032,138	2,709,875	17,500	9,566,821
	2024	775,001	5,030,570	2,576,875	17,250	8,399,696
	2023	762,180	5,394,398	2,076,419	16,500	8,249,497
Charles W. Melko Senior Managing Director and Chief Financial Officer	2025	397,116	725,175	836,000	17,500	1,975,791
Marc T. Pangburn Senior Managing Director and Chief Revenue and Strategy Officer(5)	2025	470,193	2,439,225	1,444,000	17,500	4,370,918
	2024	446,154	1,433,128	1,316,250	17,250	3,212,782
	2023	445,994	1,410,300	976,013	16,500	2,848,807
Steven L. Chuslo Executive Vice President and Chief Legal Officer	2025	414,615	1,186,650	985,625	17,500	2,604,390
Nitya Gopalakrishnan Senior Managing Director and Chief Operating Officer	2025	192,308	562,600	950,000	23,902	1,728,810
Susan D. Nickey Senior Managing Director and Chief Client Officer	2025	440,000	1,483,313	1,337,600	17,500	3,278,413
	2024	436,923	1,169,900	1,170,400	17,250	2,794,473
	2023	441,923	1,304,528	900,228	16,500	2,663,179
(1)See “—Compensation Discussion and Analysis—Base Salary” for further salary information. Principal position for the persons shown reflect their positions as of December 31, 2025.
(2)Amounts in this column represent the aggregate grant date fair value of awards of restricted shares of Common Stock, RSUs or LTIP units computed in accordance with FASB ASC Topic 718 and the assumptions and methodologies set forth in our Form 10-K for the year ended December 31, 2024 (Note 2 and Note 11, Equity). See 2013 Plan, 2022 Plan and Grants of Plan-Based Awards below for additional information on share grants.
(3)See “—Compensation Discussion and Analysis—Annual Incentive Compensation—2024 Bonus Awards awarded in 2025” for non-equity incentive compensation earned in 2024 and paid in 2025.
(4)Other compensation includes the Company’s matching contribution to each NEO’s 401(k) account.
(5)Mr. Pangburn served as Chief Financial Office before transitioning to Chief Revenue and Strategy Officer on March 1, 2025.
Narrative to Summary Compensation Table
Employment Agreements as of December 31, 2025
Below we set forth summaries of the employment agreements of our NEOs that were in effect as of December 31, 2025. As of March 1, 2025, Mr. Pangburn transitioned from executive vice president and chief financial officer to executive vice president and chief revenue and strategy officer and Charles W. Melko became our executive vice president and chief financial officer. Each of Messrs. Pangburn and Melko entered into an amended and restated employment agreement with the Company in connection with these transitions. Summaries of the new or amended employment agreements, which became effective on March 1, 2025, have also been provided below. Further, the employment agreement with Mr. Eckel expired in accordance with its terms as of March 1, 2025 and he transitioned to the role of non-executive chair of our board of directors. Effective April 1, 2026, we retitled each of our executive vice presidents (other than Steven L. Chuslo) to senior managing director.

HASI Proxy Statement 2026	57

EXECUTIVE COMPENSATION
Narrative to Summary Compensation Table
Employment Agreement for Mr. Lipson
Mr. Lipson serves as our chief executive officer and president and we have entered into an amended and restated employment agreement with Mr. Lipson, effective March 1, 2023. Pursuant to Mr. Lipson’s employment agreement, the term of his employment will continue until either party provides at least 30 days’ notice of termination.
Mr. Lipson’s employment agreement provides for an annual base salary of $775,000, subject to increases at the discretion of our board of directors or the Compensation Committee. Mr. Lipson will be eligible for an annual cash performance bonus of 175% of his base salary based on the satisfaction of performance goals determined by the Compensation Committee, with such target subject to increases at the discretion of our board of directors or the Compensation Committee. Mr. Lipson remains eligible for regular, annual grants of restricted stock, stock options, OP units or other awards.
Mr. Lipson is also entitled to participate in our long-term incentive program, as well as other incentive, savings and retirement plans applicable generally to our senior executives. Additionally, Mr. Lipson is entitled to receive medical and other welfare plan coverage and fringe benefits. The employment agreement also provides for payment of the premiums for a long-term disability insurance policy which provides benefits equal to at least 300% of Mr. Lipson's annual base salary and payment of the premiums for a term life insurance policy with a death benefit of $5,000,000.
The employment agreement provides that if Mr. Lipson is terminated by us without “cause” or leaves for “good reason” (each as defined in the employment agreement), Mr. Lipson will be entitled to the following severance payments and benefits:
•accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;
•an amount equal to three times the sum of (1) Mr. Lipson's then-current annual base salary plus (2) the greater of (A) his annual average bonus over the prior three years and (B) Mr. Lipson's target annual bonus for the year of termination;
•a prorated annual bonus based on the target annual bonus that Mr. Lipson could have earned for the year of termination;
•health benefits for up to two years following Mr. Lipson’s termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer; and
•100% of the unvested stock or stock-based awards held by Mr. Lipson will become fully vested and/or exercisable.
If Mr. Lipson is terminated for cause or leaves employment without good reason, he will be entitled to any accrued but unpaid base salary and annual bonus.
If Mr. Lipson's employment is terminated due to his death or disability, Mr. Lipson or his estate will be entitled to receive:
•accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;
•the prorated target annual bonus for the year in which the termination occurs;
•upon disability only, proceeds from long-term disability insurance policy of 300% of Mr. Lipson's annual base salary;
•upon death only, proceeds of a term life insurance policy in the amount of $5,000,000; and
•100% of the unvested equity awards held by Mr. Lipson will become fully vested and/or exercisable.
Mr. Lipson's agreement includes a modified 280G cutback. If a change of control occurs, we will determine whether on an after-tax basis Mr. Lipson is better off receiving the parachute payments (if any) and paying the excise tax or having his parachute payments cut back below the 280G safe harbor.
The employment agreement also contains standard restrictive covenants, which apply during the term of the employment agreements and for a period of 24 months following termination of employment.
Employment Agreement for Mr. Melko
While Mr. Melko was not an NEO during 2024, effective March 1, 2025, Mr. Melko transitioned from chief accounting officer to chief financial officer, and we entered into an amended and restated employment agreement with Mr. Melko. The terms of Mr. Melko's amended and restated employment agreement are set forth below.
Pursuant to Mr. Melko's employment agreement, the term of Mr. Melko's employment will continue until either party provides at least 30 days’ notice of termination.
Mr. Melko's employment agreement provides for an annual base salary of $400,000, subject to increases at the discretion of our board of directors or the Compensation Committee. Mr. Melko will be eligible for an annual cash performance bonus of 110% of his base salary based on the satisfaction of performance goals determined by the Compensation Committee, with such target subject to increases at the discretion of our board of directors or the Compensation Committee. Mr. Melko remains eligible for regular, annual grants of restricted stock, stock options, OP units or other awards.

58	HASI Proxy Statement 2026

EXECUTIVE COMPENSATION
Narrative to Summary Compensation Table
Mr. Melko is also entitled to participate in our long-term incentive program, as well as other incentive, savings and retirement plans applicable generally to our senior executives. Additionally, Mr. Melko is entitled to receive medical and other welfare plan coverage and fringe benefits.
The employment agreement provides that if Mr. Melko is terminated by us without “cause” or leaves for “good reason” (each as defined in the employment agreement), Mr. Melko will be entitled to the following severance payments and benefits:
•accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;
•twelve months of Mr. Melko's annual salary;
•an amount equal to 100% of Mr. Melko's annual average bonus over the prior three years (or such fewer years with respect to which he received an annual bonus);
•health benefits for twelve months following the executive’s termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer; and
•100% of the unvested stock or stock-based awards held by Mr. Melko will become fully vested and/or exercisable.
If Mr. Melko is terminated for cause or leaves employment without good reason, he will be entitled to any accrued but unpaid base salary and annual bonus.
If Mr. Melko's employment is terminated due to his death or disability, Mr. Melko or his estate will be entitled to receive:
•accrued but unpaid base salary, bonus and other benefits
earned and accrued but unpaid prior to the date of termination;
•upon death, Mr. Melko's prorated target annual bonus for the year in which the termination occurs;
•upon disability, the target annual bonus for the year in which the termination occurs; and
•100% of the unvested equity awards held by Mr. Melko will become fully vested and/or exercisable.
Mr. Melko's employment agreement includes a modified 280G cutback. If a change of control occurs, we will determine whether on an after-tax basis Mr. Melko is better off receiving the parachute payments (if any) and paying the excise tax or having his parachute payments cut back below the 280G safe harbor.
Mr. Melko's employment agreement also contains standard restrictive covenants, which apply during the term of the employment agreement and for a period of 12 months following termination of employment.
Employment Agreement for Mr. Pangburn
Effective March 1, 2025, Mr. Pangburn transitioned from chief financial officer to chief revenue and strategy officer, and we entered into an amended and restated employment agreement with Mr. Pangburn.
In addition to changes to the description of Mr. Pangburn’s role, Mr. Pangburn’s employment agreement as amended and restated included an increase of annual base salary from his 2024 annual salary of $450,000 to $475,000 and an increase in target annual bonus from his 2024 target annual bonus of 150% to 160%. The terms of his prior employment agreement and the amended and restated employment agreement are otherwise consistent with the following summary.
Pursuant to Mr. Pangburn’s employment agreement, the term of Mr. Pangburn’s employment will continue until either party provides at least 30 days’ notice of termination.
The employment agreement provides for an annual base salary of $475,000, subject to increases at the discretion of our board of directors or the Compensation Committee. Mr. Pangburn will be eligible for an annual cash performance bonus of 160% of his base salary based on the satisfaction of performance goals determined by the Compensation Committee, with such target subject to increases at the discretion of our board of directors or the Compensation Committee. Mr. Pangburn remains eligible for regular, annual grants of restricted stock, stock options, OP units or other awards.
Mr. Pangburn is also entitled to participate in our long-term incentive program, as well as other incentive, savings and retirement plans applicable generally to our senior executives. Additionally, Mr. Pangburn is entitled to receive medical and other welfare plan coverage and fringe benefits.
The employment agreement provides that if Mr. Pangburn is terminated by us without “cause” or leaves for “good reason” (each as defined in the employment agreement), Mr. Pangburn will be entitled to the following severance payments and benefits:
•accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;
•eighteen months of Mr. Pangburn's annual salary;
•an amount equal to 150% of Mr. Pangburn's annual average bonus over the prior three years (or such fewer years with respect to which he received an annual bonus);
•health benefits for eighteen months following the executive’s termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer; and
•100% of the unvested stock or stock-based awards held by Mr. Pangburn will become fully vested and/or exercisable.

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EXECUTIVE COMPENSATION
Narrative to Summary Compensation Table
If Mr. Pangburn is terminated for cause or leaves employment without good reason, he will be entitled to any accrued but unpaid base salary and annual bonus.
If Mr. Pangburn's employment is terminated due to his death or disability, Mr. Pangburn or his estate will be entitled to receive:
•accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;
•upon death, Mr. Pangburn's target prorated annual bonus for the year in which the termination occurs;
•upon disability, the target annual bonus for the year in which the termination occurs; and
•100% of the unvested equity awards held by Mr. Pangburn will become fully vested and/or exercisable.
Mr. Pangburn's agreement includes a modified 280G cutback. If a change of control occurs, we will determine whether on an after-tax basis Mr. Pangburn is better off receiving the parachute payments (if any) and paying the excise tax or having his parachute payments cut back below the 280G safe harbor.
The employment agreement also contains standard restrictive covenants, which apply during the term of the employment agreement and for a period of 18 months following termination of employment.
Employment Agreement and Consulting Agreement for Mr. Chuslo
Mr. Chuslo serves as our executive vice president and chief legal officer and we entered into an employment agreement with Mr. Chuslo, effective April 17, 2013. On December 15, 2025, the Company announced that Mr. Chuslo will transition from his current role to a strategic advisor to the Company. The terms of Mr. Chuslo’s employment agreement and consulting agreement are described below.
Mr. Chuslo’s employment agreement provides for an annual base salary of $300,000, subject to increases at the discretion of our board of directors or the Compensation Committee. Mr. Chuslo will be eligible for an annual cash performance bonus of 125% of his base salary based on the satisfaction of performance goals determined by the Compensation Committee. Mr. Chuslo’s employment agreement also provided for his eligibility for regular, annual grants of restricted stock, stock options, OP units or other awards.
Mr. Chuslo is also entitled to participate in our long-term incentive program, as well as other incentive, savings and retirement plans applicable generally to our senior executives. Additionally, Mr. Chuslo is entitled to receive medical and other welfare plan coverage and fringe benefits.
The employment agreement provides that if Mr. Chuslo is terminated by us without “cause” or leaves for “good reason” (each as defined in the employment agreement), Mr. Chuslo will be entitled to the following severance payments and benefits:
•accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;
•an amount equal to two times the sum of (1) Mr. Chuslo's then-current annual base salary plus (2) the greater of (A) his annual average bonus over the prior three years and (B) Mr. Chuslo’s target annual bonus for the year of termination;
•health benefits for up to two years following the executive’s termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer; and
•100% of the unvested stock or stock-based awards held by Mr. Chuslo will become fully vested and/or exercisable.
If Mr. Chuslo is terminated for cause or leaves employment without good reason, he will be entitled to any accrued but unpaid base salary and annual bonus.
If Mr. Chuslo's employment is terminated due to his death or disability, Mr. Chuslo or his estate will be entitled to receive:
•accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;
•the prorated target annual bonus for the year in which the termination occurs;
•health benefits for Mr. Chuslo and/or his eligible family members for two years following the his termination of employment at the same level as in effect immediately preceding his death or disability; and
•100% of the unvested equity awards held by Mr. Chuslo will become fully vested and/or exercisable.
Mr. Chuslo's agreement includes a modified 280G cutback. If a change of control occurs, we will determine whether on an after-tax basis Mr. Chuslo is better off receiving the parachute payments (if any) and paying the excise tax or having his parachute payments cut back below the 280G safe harbor.
The employment agreement also contains standard restrictive covenants, which apply during the term of the employment agreements and for a period of 12 months following termination of employment.
Pursuant to Mr. Chuslo’s consulting agreement, effective as of April 17, 2026, Mr. Chuslo will provide certain consulting services to the Company for a term of one year, which may be extended by a written agreement. The consulting agreement provides for a monthly fee of $30,000 as well as reimbursement of certain travel expenses.
The Company or Mr. Chuslo may terminate the consulting agreement at any time with or without cause. In the event of termination, Mr. Chuslo would be entitled to fees earned but not paid up to the date of termination.

60	HASI Proxy Statement 2026

EXECUTIVE COMPENSATION
Narrative to Summary Compensation Table
Employment Arrangement for Ms. Gopalakrishnan
Ms. Gopalakrishnan serves as senior managing director and chief operating officer and we entered into an offer letter with Ms. Gopalakrishnan, effective June 30, 2025.
Ms. Gopalakrishnan’s offer letter provides for an annual base salary of $400,000, reimbursement of up to $100,000 for relocation expenses and a signing bonus in the form of a grant of 20,000 restricted shares of Common Stock, subject to annual vesting over three years. Ms. Gopalakrishnan will be eligible for an annual cash performance bonus of 125% of her base salary based on the satisfaction of performance goals determined by the Compensation Committee, with such target subject to increases at the discretion of our board of directors or the Compensation Committee. Ms. Gopalakrishnan remains eligible for regular, annual grants of restricted stock, stock options, OP units or other awards.
Ms. Gopalakrishnan is also entitled to participate in our long-term incentive program, as well as other incentive, savings and retirement plans applicable generally to our senior executives. Additionally, Ms. Gopalakrishnan is entitled to receive medical and other welfare plan coverage and fringe benefits.
The offer letter provides that if Ms. Gopalakrishnan is terminated by us without “cause” (as defined in the offer letter), Ms. Gopalakrishnan will be entitled to the following severance payments and benefits:
•12-month annual salary;
•an amount equal to 100% of Ms. Gopalakrishnan's annual average bonus over the prior three years (or such fewer years with respect to which she received an annual bonus);
•health benefits for one year following the executive’s termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that she receives comparable benefits from a subsequent employer; and
•100% of the unvested stock or stock-based awards held by Ms. Gopalakrishnan will become fully vested and/or exercisable.
Employment Agreement for Ms. Nickey
Ms. Nickey serves as senior managing director and chief client officer and we entered into an employment agreement with Ms. Nickey, effective June 30, 2021. The term of employment will continue until either party provides at least 30 days’ notice of termination.
Ms. Nickey’s employment agreement provides for an annual base salary of $370,000, subject to increases at the discretion of our board of directors or the Compensation Committee. Ms. Nickey will be eligible for an annual cash performance bonus of 125% of her base salary based on the satisfaction of performance goals determined by the Compensation Committee, with such target subject to increases at the discretion of our board of directors or the Compensation Committee. Ms. Nickey remains eligible for regular, annual grants of restricted stock, stock options, OP units or other awards.
Ms. Nickey is also entitled to participate in our long-term incentive program, as well as other incentive, savings and retirement plans applicable generally to our senior executives. Additionally, Ms. Nickey is entitled to receive medical and other welfare plan coverage and fringe benefits.
The employment agreement provides that if Ms. Nickey is terminated by us without “cause” or leaves for “good reason” (each as defined in the employment agreement), Ms. Nickey will be entitled to the following severance payments and benefits:
•accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;
•12-month annual salary;
•an amount equal to 100% of Ms. Nickey's annual average bonus over the prior three years (or such fewer years with respect to which she received an annual bonus);
•health benefits for one year following the executive’s termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that she receives comparable benefits from a subsequent employer; and
•100% of the unvested stock or stock-based awards held by Ms. Nickey will become fully vested and/or exercisable.
If Ms. Nickey is terminated for cause or leaves employment without good reason, she will be entitled to any accrued but unpaid base salary and annual bonus.
If Ms. Nickey's employment is terminated due to her death or disability, Mr. Nickey or her estate will be entitled to receive:
•accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;
•upon death, Ms. Nickey's prorated annual bonus for the year in which the termination occurs;
•upon disability, the target annual bonus for the year in which the termination occurs; and
•100% of the unvested equity awards held by Ms. Nickey will become fully vested and/or exercisable.
Ms. Nickey's agreement includes a modified 280G cutback. If a change of control occurs, we will determine whether on an after-tax basis Ms. Nickey is better off receiving the parachute payments (if any) and paying the excise tax or having his parachute payments cut back below the 280G safe harbor.
The employment agreement also contains standard restrictive covenants, which apply during the term of the employment agreements and for a period of 12 months following termination of employment.

HASI Proxy Statement 2026	61

EXECUTIVE COMPENSATION
2022 Plan Summary
2022 Plan Summary
Purpose
The purpose of the 2022 Plan is to use incentives to attract and retain officers, directors, key employees, consultants, advisers, and other personnel and to encourage those individuals to increase their efforts to make our business more successful. The 2022 Plan allows for grants of options, stock appreciation rights, restricted stock, RSUs, phantom shares, dividend equivalent rights, LTIP units, cash-based awards, other restricted limited partnership units issued by our operating partnership and other equity-based compensation. We consider our overall compensation philosophy when we decide to grant awards under the 2022 Plan.
Administration
The Compensation Committee, which is comprised solely of independent directors, administers the 2022 Plan. As discussed under section “Board and Corporate Governance Structure—Our Board of Directors—Committees”, we have amended the Compensation Committee’s charter to make the Compensation Committee primarily responsible for administering the 2022 Plan and for making grants under the plan. The Compensation Committee consists of at least two individuals, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director. If no compensation committee exists, our board of directors will exercise the functions of our committee.
Awards Under the 2022 Plan
Shares of Restricted Common Stock
A restricted stock award is an award of shares of Common Stock that are subject to restrictions on transferability and such other restrictions the Compensation Committee may impose at the date of grant. Grants of shares of restricted Common Stock will be subject to vesting schedules and other restrictions that the Compensation Committee sets. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine.
Except to the extent restricted under an applicable award agreement, a restricted stockholder has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive cash dividends on the shares of restricted Common Stock. Although we will pay dividends on shares of restricted Common Stock, whether or not vested, at the same rate and on the same date as on shares of our Common Stock (unless we provide otherwise in an award agreement), holders of shares of restricted Common Stock are prohibited from selling such shares until they vest.
Phantom Shares and RSUs
A phantom share represents a right to receive the fair market value of a share of Common Stock, or, if provided by the Compensation Committee, the right to receive the fair market value of a share of Common Stock in excess of a base value established by the Compensation Committee at the time of grant. A phantom share may also be known as a “Restricted Stock Unit” or “RSU,” which is an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the grantee remain continuously employed or provide continuous services for a specified period of time). Our current practice is to refer to all such awards as RSUs.
RSUs will vest as provided in the applicable award agreement. Unless otherwise determined by the Compensation Committee at the time of the grant, RSUs may generally be settled in cash or by transfer of shares of Common Stock (as provided in the grant agreement).
Dividend Equivalents
A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock otherwise subject to an award. The Compensation Committee may provide that amounts payable with respect to dividend equivalents will be converted into cash or additional shares of Common Stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

62	HASI Proxy Statement 2026

EXECUTIVE COMPENSATION
2022 Plan Summary
Restricted Limited Partnership Units
A restricted limited partnership unit may be granted as a unit in our operating partnership (an OP unit) or may include LTIP units, which are structured as profits interests in our operating partnership, providing distributions to the holder of the award based on the achievement of specified levels of profitability by the operating partnership or the achievement of certain goals or events. Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, the operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP unit holders.
Upon equalization of the capital accounts of the holders of LTIP units with other holders of OP units, the LTIP units will achieve full parity with OP units of the operating partnership for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units and thereafter enjoy all the rights of OP units. The Compensation Committee will establish all other limitations and conditions of awards of restricted OP units as it deems appropriate.
Amendments and Termination
Our board of directors may amend the 2022 Plan as it deems advisable, except that it may not amend the 2022 Plan in any way that would adversely affect a participant with respect to an award previously granted unless the amendment is required in order to comply with applicable laws.

HASI Proxy Statement 2026	63

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards for 2025
Grants of Plan-Based Awards for 2025

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#)(3)	Grant date fair value of stock and option awards ($)(4)
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Jeffrey A. Lipson Director, President and Chief Executive Officer	3/1/25	—	—	—	—	—	—	91,500	2,628,795
	3/1/25	—	—	—	45,750	91,500	183,000	—	3,403,343
	—	—	—	2,709,875	—	—	—	—	—
Charles W. Melko Senior Managing Director and Chief Financial Officer	3/1/25	—	—	—	—	—	—	11,000	316,030
	3/1/25	—	—	—	5,500	11,000	22,000	—	409,145
	—	—	—	836,000	—	—	—	—	—
Marc T. Pangburn Senior Managing Director and Chief Revenue Officer	3/1/25	—	—	—	—	—	—	37,000	1,063,010
	3/1/25	—	—	—	18,500	37,000	74,000	—	1,376,215
	—	—	—	1,444,000	—	—	—	—	—
Steven L. Chuslo Executive Vice President and Chief Legal Officer	3/1/25	—	—	—	—	—	—	18,000	517,140
	3/1/25	—	—	—	9,000	18,000	36,000	—	669,510
	—	—	—	985,625	—	—	—	—	—
Nitya Gopalakrishnan Senior Managing Director and Chief Operating Officer	9/16/25	—	—	—	—	—	—	20,000	567400
	—	—	—	950,000	—	—	—	—	—
Susan D. Nickey Senior Managing Director and Chief Client Officer	3/1/25	—	—	—	—	—	—	22,500	646,425
	3/1/25	—	—	—	11,250	22,500	45,000	—	836,888
	—	—	—	1,337,600	—	—	—	—	—
(1)The amounts reported represent 2025 cash incentive compensation paid in 2026. The calculation of the actual amounts paid is discussed in “—Compensation Discussion and Analysis—Annual Incentive Compensation or Bonuses” above.
(2)Represents LTIP units which, if the value of our operating partnership appreciates, may be exchanged for OP units. The LTIP units vest based on the achievement of certain targets. See “—Compensation Discussion and Analysis—Long-Term Incentive Program Granted in 2025” above.
(3)The awards represent OP units that could be earned under awards of LTIP units, which vest based on the achievement of certain targets, granted for the 2025 Long-Term Incentive program under the 2022 Plan. A description of the terms appears at “—Compensation Discussion and Analysis—Long-Term Incentive Program Granted in 2025 above.
(4)Amounts shown in this column represent the estimated grant date fair value calculated in accordance with FASB ASC Topic 718 of shares of LTIP units granted under the 2022 Plan. A description of the terms and the grant fair value appears at “—Compensation Discussion and Analysis—Long-Term Incentive Program Granted in 2025” above.

64	HASI Proxy Statement 2026

EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2025 Fiscal Year End
Outstanding Equity Awards at
2025 Fiscal Year End
The following table summarizes all outstanding equity awards held by the NEOs on December 31, 2025.

	Stock Awards
Name	Number of Shares or Units of Common Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Common Stock That Have Not Vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(1)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (#)(1)
Jeffrey A. Lipson	174,334	5,479,318	290,875	9,142,201
Charles W. Melko	20,158	633,566	25,931	815,011
Marc T. Pangburn	60,001	1,885,831	88,375	2,777,626
Steven L. Chuslo	35,198	1,106,273	60,444	1,899,755
Nitya Gopalakrishnan	20,000	628,600	—	—
Susan D. Nickey	42,001	1,320,091	69,625	2,188,314
(1)The following chart summarizes the vesting of the awards by NEO:

Name and Principal Position	Units	Vesting
Jeffrey A. Lipson Director, President and Chief Executive Officer	25,500	3/5/26
	57,334	See Note 3
	114,750	See Note 4
	91,500	See Note 5
	107,500	See Note 6
	68,625	See Note 7
Charles W. Melko Senior Managing Director and Chief Financial Officer	4,482	3/5/26
	4,676	See Note 3
	8,916	See Note 4
	11,000	See Note 5
	8,765	See Note 6
	8,250	See Note 7
Marc T. Pangburn Senior Managing Director and Chief Revenue Officer	6,667	3/5/26
	16,334	See Note 3
	30,000	See Note 4
	37,000	See Note 5
	30,625	See Note 6
	27,750	See Note 7
Steven L. Chuslo Executive Vice President and Chief Legal Officer	5,598	3/5/26
	11,600	See Note 3
	25,194	See Note 4
	18,000	See Note 5
	21,750	See Note 6
	13,500	See Note 7
Nitya Gopalakrishnan Senior Managing Director and Chief Operating Officer	20,000	See Note 8
Susan D. Nickey Senior Managing Director and Chief Client Officer	6,167	3/5/26
	13,334	See Note 3
	27,750	See Note 4
	22,500	See Note 5
	25,000	See Note 6
	16,875	See Note 7

HASI Proxy Statement 2026	65

EXECUTIVE COMPENSATION
2025 Option Exercises and Securities Vested
(2)Valued at $31.43, the closing price of our shares on the NYSE on December 31, 2025, the last day of trading for 2025.
(3)These awards are time-based LTIP units that vest in two equal annual amounts on March 5, 2026 and 2027.
(4)These awards are LTIP units that represent the right to receive up to one OP unit per LTIP unit on March 5, 2026 depending on the level of achievement of certain targets. The table reflects 0.75 OP units per LTIP unit based on achieving target performance.
(5)These awards are time-based LTIP units that vest in three equal annual amounts on May 15, 2026 and March 5, 2027 and 2028.
(6)These awards are LTIP units that represent the right to receive up to one OP unit per LTIP unit on March 5, 2027 depending on the level of achievement of certain targets. The table reflects 0.63 OP units per LTIP unit based on the performance against the targets through December 31, 2025, the last day of trading for 2025.
(7)These awards are LTIP units that represent the right to receive up to one OP unit per LTIP unit on March 5, 2028 depending on the level of achievement of certain targets. See “—Compensation Discussion and Analysis—Long-Term Incentive Program Granted in 2025” above. The table reflects 0.38 OP units per LTIP unit based on the performance against the targets through December 31, 2025, the last day of trading for 2025.
(8)These awards are time-based LTIP units that vest in three equal annual amounts on November 15, 2026 and March 5, 2027 and 2028.
2025 Option Exercises and Securities Vested
The following table summarizes the LTIP unit awards that vested with respect to our Named Executive Officers during the fiscal year ended December 31, 2025.

	Stock Awards
Name	Number of Securities Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey A. Lipson	58,458	1,662,647
Charles W. Melko	7,431	211,586
Marc T. Pangburn	17,916	509,674
Steven L. Chuslo	14,153	402,741
Nitya Gopalakrishnan	—	—
Susan D. Nickey	15,916	452,884

66	HASI Proxy Statement 2026

EXECUTIVE COMPENSATION
Pension Benefits and Nonqualified Deferred Compensation
Pension Benefits and Nonqualified Deferred Compensation
We did not provide any pension benefits or nonqualified deferred compensation plans during 2024 or 2025.
Payments Upon Termination for 2025
The following table sets forth the potential payments to each NEO under the terms of their employment agreements and equity award agreements described above due to various scenarios as of December 31, 2025. Amounts shown do not include (a) payment of any unpaid portion of the applicable NEO’s base salary through the effective date of termination,
(b) reimbursement for any outstanding reasonable business expense, and (c) any bonus or incentive compensation that had been accrued through the effective date of termination but not paid. Amounts shown reflect employment agreements as of December 31, 2025.

Name	Benefit	Without Cause/For Good Reason / Non-renewal by Company ($)(1)	Death ($)	Disability ($)(2)	Change in Control ($)(3)	Retirement ($)(5)
Jeffrey A. Lipson	Cash	10,020,794	6,426,250	3,871,250	10,020,794	—
	Continued Health Benefits	60,966	—	—	60,966	—
	Equity(4)	13,462,538	13,462,538	13,462,538	17,352,503	—
Charles W. Melko	Cash	907,595	836,000	836,000	907,595	—
	Continued Health Benefits	30,483	—	—	30,483	—
	Equity(4)	1,386,503	1,386,503	1,386,503	1,785,287	—
Marc T. Pangburn	Cash	2,337,382	1,444,000	1,444,000	2,337,382	—
	Continued Health Benefits	45,725	—	—	45,725	—
	Equity(4)	4,447,376	4,447,376	4,447,376	5,807,855	—
Steven L. Chuslo	Cash	1,287,213	985,625	985,625	1,287,213	—
	Continued Health Benefits	60,966	—	—	60,966	—
	Equity(4)	2,746,793	2,746,793	2,746,793	3,521,763	1,106,273
Nitya Gopalakrishnan	Cash	1,350,000	950,000	950,000	1,350,000	—
	Continued Health Benefits	12,993			12,993	—
	Equity(4)	628,600	628,600	628,600	628,600	—
Susan D. Nickey	Cash	1,009,376	1,337,600	1,337,600	1,009,376	—
	Continued Health Benefits	10,230	—	—	10,230	—
	Equity(4)	3,237,321	3,237,321	3,237,321	4,169,944	1,320,091
(1)This column describes the payments and benefits that become payable if the Company elects not to renew the applicable NEO’s employment agreement, if employment is terminated by the Company without cause, or if employment is terminated by the applicable NEO for good reason. For Messrs. Lipson and Pangburn, and Ms. Nickey, the term “cause” means the applicable NEO’s (i) commission of, and indictment for or formal admission to, a felony involving moral turpitude, deceit, dishonesty or fraud (but excluding traffic violations); (ii) willful and material misconduct in connection with the performance of the applicable NEO’s duties, including, without limitation, embezzlement or the misappropriation of funds or property of the Company; (iii) failure to adhere to the lawful directions of the CEO, to adhere to the Company’s policies and practices or to devote substantially all of the applicable NEO’s business time and efforts to the Company, which failure continues for a period of 30 business days after written demand for corrective action is delivered by the Company; or (iv) material breach of (x) any covenant contained in the employment agreement; or (y) the other terms and provisions of the employment agreement and, in each case, failure to cure such breach within 10 days following written notice from the Company specifying such breach.
The term “good reason” means (i) any change in job title or material diminution in the applicable NEO’s roles and responsibilities from those set forth in the employment agreements (including, without limitation, the assignment of duties inconsistent with the applicable NEO’s position ); (ii) a reduction in the applicable NEO’s annual salary or annual bonus potential; (iii) a relocation of the Company’s headquarters outside a 30 mile radius of Annapolis, MD or moving of the applicable NEO’s office or place of performance from the Company’s headquarters; or (iv) a material breach by the Company of the employment agreement or any other material agreement between the applicable NEO and the Company. For Mr. Lipson, the definition is applicable only following a change in control and does not include references to the term “material.”
(2)The term “disability” means that the applicable NEO has become physically or mentally incapable of performing the duties under the employment agreement and such disability has disabled the NEO for a cumulative period of 180 days within any 12-month period.
(3)The term “change in control” is defined in the 2022 Plan.
(4)Includes the value of accelerated vesting of outstanding equity awards granted to the applicable NEO. The acceleration value was calculated using the closing price of $31.43 per share on December 31, 2025, the last trading day of 2025. For termination without cause, termination for good reason, non-renewal by the Company, death or disability, the number of performance shares reported is based on the target level of performance. For change in control, the number of performance shares reported is based on the actual level of performance through December 31, 2025.
(5)Refer to “Severance Benefits Payable Upon Termination of Employment or a Change in Control” above for details of our Retirement Policy.

HASI Proxy Statement 2026	67

EXECUTIVE COMPENSATION
CEO Compensation Pay Ratio
CEO Compensation Pay Ratio
We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of the annual total compensation of Mr. Lipson, our chief executive officer during 2025, to that of our median employee in the table below.

HASI (2025)
CEO Compensation	$9,566,821
Median Employee Compensation	$265,886
CEO to Worker Ratio	36:1
The CEO Compensation is provided in the “Summary Compensation Table” above. We identified the median employee using the annual base salary and expected bonus, as of December 31, 2025, plus any long-term incentive equity awards granted in 2025 for all individuals, excluding our chief executive officer, who were employed by us on December 31, 2025, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis). If the median employee’s total compensation was not comparable to the CEO Compensation, for example, because such median employee was hired at the end of the year and thus did not receive long-term incentive equity awards in 2025, we used the next lower employee who was comparable as the median employee. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our CEO Compensation.
2025 Pay Versus Performance Table
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”)
and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

	Summary compensation table total for PEO-Eckel ($)(1)	Summary compensation table total for PEO-Lipson ($)(1)	Compensation actually paid to PEO - Eckel ($)(1, 2, 3)	Compensation actually paid to PEO - Lipson ($)(1, 2, 3)	Average summary compensation table total for non- PEO NEOs ($)(1)	Average compensation actually paid to non-PEO NEOs ($)(1, 2, 3)	Value of initial fixed $100 investment based on(4):
Year							Total shareholder return	Peer group total shareholder return	Net Income (thousand $)	Adjusted Earnings per share ($)(5)
2025	—	9,566,821	—	12,625,035	2,791,664	3,323,804	63.31	42.39	188,236	2.70
2024	—	8,399,696	—	8,370,640	2,826,125	2,525,973	105.61	81.19	203,628	2.45
2023	6,128,712	8,249,497	5,078,289	7,396,209	2,806,776	2,518,529	102.54	110.77	150,757	2.23
2022	8,013,744	—	(977,130)	—	2,705,951	713,079	100.75	100.69	41,911	2.08
2021	9,241,605	—	4,411,821	—	2,953,807	2,040,073	176.97	134.1	127,346	1.88
(1)Mr. Eckel was our PEO for 2022 and 2021. Mr. Eckel and Mr. Lipson each served as our CEO for part of 2023. Mr. Lipson was our PEO for 2024 and 2025. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Jeffrey A. Lipson	Jeffrey A. Lipson	Marc T. Pangburn	Marc T. Pangburn	Charles W. Melko
J. Brendan Herron	Susan D. Nickey	Susan D. Nickey	Jeffrey W. Eckel	Marc T. Pangburn
Steven L. Chuslo	Marc T. Pangburn	Nathaniel J. Rose	Susan D. Nickey	Steven L. Chuslo
Daniel K. McMahon	Nathaniel J. Rose	Richard R. Santoroski	Nathaniel J. Rose	Nitya Gopalakrishnan
Susan D. Nickey				Susan D. Nickey
Marc T. Pangburn
Nathaniel J. Rose

68	HASI Proxy Statement 2026

EXECUTIVE COMPENSATION
2025 Pay Versus Performance Table
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO Lipson ($)	Exclusion of Change in Pension Value for PEO Lipson ($)	Exclusion of Stock Awards for PEO Lipson ($)	Inclusion of Pension Service Cost for PEO Lipson ($)	Inclusion of Equity Values for PEO Lipson ($)	Compensation Actually Paid to PEO Lipson ($)
2025	9,566,821	—	(6,032,138)	—	9,090,352	12,625,035
2024	8,399,696	—	(5,030,570)	—	5,001,514	8,370,640
2023	8,249,497	—	(5,394,398)	—	4,541,111	7,396,209
2022	—	—	—	—	—	—
2021	—	—	—	—	—	—

Year	Summary Compensation Table Total for PEO Eckel	Exclusion of Change in Pension Value for PEO Eckel ($)	Exclusion of Stock Awards for PEO Eckel ($)	Inclusion of Pension Service Cost for PEO Eckel ($)	Inclusion of Equity Values for PEO Eckel ($)	Compensation Actually Paid to PEO Eckel ($)
2023	6,128,712	—	(4,073,401)	—	3,022,979	5,078,289
2022	8,013,744	—	(4,430,369)	—	(4,560,505)	(977,130)
2021	9,241,605	—	(5,857,833)	—	1,028,050	4,411,821

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	2,791,664	—	(1,279,393)	—	1,811,533	3,323,804
2024	2,826,125	—	(1,396,568)	—	1,096,416	2,525,973
2023	2,806,776	—	(1,427,224)	—	1,138,977	2,518,529
2022	2,705,951	—	(1,112,201)	—	(880,671)	713,079
2021	2,953,807	—	(1,586,951)	—	673,217	2,040,073

HASI Proxy Statement 2026	69

EXECUTIVE COMPENSATION
2025 Pay Versus Performance Table
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO Lipson ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO Lipson ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO Lipson ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO Lipson ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO Lipson ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO Lipson ($)	Total - Inclusion of Equity Values for PEO Lipson ($)
2025	6,536,760	2,169,036	—	94,219	—	290,337	9,090,352
2024	5,434,340	(757,164)	—	102,922	—	221,416	5,001,514
2023	4,605,683	(258,364)	—	34,073	—	159,719	4,541,111
2022	—	—	—	—	—	—	—
2021	—	—	—	—	—	—	—

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO Eckel ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO Eckel ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO Eckel ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO Eckel ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO Eckel ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO Eckel ($)	Total - Inclusion of Equity Values for PEO Eckel ($)
2023	3,477,830	(895,814)	—	110,167	—	330,796	3,022,979
2022	2,262,307	(6,165,136)	—	(1,433,346)	—	775,670	(4,560,505)
2021	5,701,032	(2,907,648)	—	(2,460,600)	—	695,265	1,028,050

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	1,390,208	349,740	—	18,015	—	53,570	1,811,533
2024	1,508,661	(520,540)	—	23,020	—	85,275	1,096,416
2023	1,218,549	(166,353)	—	22,989	—	63,792	1,138,977
2022	567,921	(1,341,806)	—	(235,527)	—	128,741	(880,671)
2021	1,543,385	(513,005)	—	(548,620)	—	191,457	673,217
(4)For 2023, 2024 and 2025, the Peer Group TSR set forth in this table uses the ALPS Clean Energy ETF, which we also use in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through December 31, 2025 in the Company and in the ALPS Clean Energy ETF, respectively. For 2021 and 2022, the Peer Group TSR uses the FTSE NAREIT All Equity REIT Index. ALPS Clean Energy ETF is a growing, US-based, well-diversified, mid-cap investor in climate-positive real assets that we believe is well positioned to serve as a peer group index. ALPS Clean Energy ETF is comprised of companies who generally own or operate assets similar to our investments in renewable energy projects as well other companies positively exposed to the energy transition. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined Adjusted EPS to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025. See Item 7 to our Annual Report on Form 10-K, filed on February 13, 2026, for an explanation of Adjusted Earnings, including a reconciliation to the relevant GAAP measure. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years.

70	HASI Proxy Statement 2026

EXECUTIVE COMPENSATION
2025 Pay Versus Performance Table
PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Company TSR

Fiscal Year

PEO Compensation Actually Paid - Eckel
PEO Compensation Actually Paid - Lipson
Average Non-PEO NEO Compensation Actually Paid
HA Sustainable Infrastructure Capital, Inc. TSR
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income

Fiscal Year

PEO Compensation Actually Paid - Eckel
PEO Compensation Actually Paid - Lipson
Average Non-PEO NEO Compensation Actually Paid
HA Sustainable Infrastructure Capital, Inc. Net Income
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EPS

HASI Proxy Statement 2026	71

EXECUTIVE COMPENSATION
2025 Pay Versus Performance Table
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and Adjusted EPS during the four most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Adjusted EPS

Fiscal Year

PEO Compensation Actually Paid - Eckel	PEO Compensation Actually Paid - Lipson
Average Non-PEO NEO Compensation Actually Paid	Adjusted EPS
Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the four most recently completed fiscal years to that of the ALPS Clean Energy ETF over the same period.
Comparison of Cumulative TSR of HA Sustainable
Infrastructure Capital, Inc. and ALPS Clean Energy ETF

HA Sustainable Infrastructure Capital, Inc. TSR	ALPS Clean Energy ETF
Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2025 to Company performance. The measures in this table are not ranked.

Adjusted EPS TSR Adjusted ROE

72	HASI Proxy Statement 2026

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information as of the close of business on April 6, 2026 (the “Record Date”) regarding the beneficial ownership of our Common Stock by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) our NEOs (iii) our directors and (iv) all of our executive officers and directors as a group. Beneficial ownership of our Common Stock includes any shares over which the beneficial owner has sole or shared voting or investment power, any shares that the beneficial owner has the right to acquire within 60 days of such date through the exercise of options or other rights and any shares issuable upon redemption of OP units issuable upon time-based vesting and conversion of LTIP units.

	Shares of Common Stock Beneficially Owned As Of April 6, 2026
Name(1)	Number	Percent(2)
Named Executive Officers and Directors:
Jeffrey A. Lipson(3)	540,015	*
Charles W. Melko(4)	83,203	*
Marc T. Pangburn(5)	223,715	*
Steven L. Chuslo(6)	415,172	*
Nitya Gopalakrishnan(7)	29,500	*
Susan D. Nickey(8)	194,605	*
Jeffrey W. Eckel(9)	1,011,994	*
Lizabeth A. Ardisana	17,959	*
Clarence D. Armbrister	21,097	*
Teresa M. Brenner	37,594	*
Nancy C. Floyd	21,541	*
Charles M. O’Neil	50,147	*
Richard J. Osborne	63,879	*
Steven G. Osgood	78,382	*
Kimberly A. Reed	14,733	*
Laura A. Schulte	5,166	*
Barry E. Welch	5,166	*
All directors and executive officers as a group (18 persons)	2,836,898	2.2%
5% or Greater Beneficial Owners:
Blackrock, Inc.(10)	17,716,783	14.6%
Wellington Management Group LLP(11)	13,053,214	10.3%
T. Rowe Price Investment Management, Inc.(12)	6,604,443	5.1%
*    Represents beneficial ownership of less than 1%.
(1)The address for each of the directors and officers named above is 1 Park Place, Suite 200, Annapolis, Maryland 21401.

HASI Proxy Statement 2026	73

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(2)As of the Record Date, there were a total of 131,387,206 shares of Common Stock and OP units outstanding, which includes 619,298 unvested shares of restricted Common Stock, 215,302 shares of Common Stock issuable upon redemption of OP units, 2,040,762 shares of Common Stock issuable upon conversion of LTIP units to OP units and redemption of the OP units and 710,778 shares of Common Stock issuable upon redemption of OP units issuable upon time-based vesting and conversion of LTIP units. This amount excludes up to 1,403,598 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. For the calculation of each holder’s percentage, the total number of shares of Common Stock outstanding used in calculating such percentage assumes that none of the OP units (which includes LTIP units convertible into OP units) held by other persons are vested, converted and/or redeemed for shares of Common Stock.
(3)This amount excludes 514,000 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HASI Management Holdco LLC (“HoldCo LLC”). The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.
(4)This amount excludes 59,024 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by Holdco LLC. This individual is a member of Holdco LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in Holdco LLC.
(5)This amount excludes up to 190,000 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HoldCo LLC. The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.
(6)This amount excludes up to 70,800 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HoldCo LLC. The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.
(7)This amount excludes up to 19,000 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HoldCo LLC. The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.
(8)This amount excludes up to 125,000 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HoldCo LLC. The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.
(9)This amount includes 9,050 shares held by the individual’s significant other, 2,887 shares held in trust for the individual’s minor relatives, and 330,171 shares held by the Jeffrey W. Eckel Revocable Trust of which Mr. Eckel is the sole trustee and beneficiary. This amount excludes up to 60,000 shares of Common Stock issuable upon redemption of OP units issuable upon performance-based vesting and conversion of LTIP units. LTIP units included or excluded for this individual are held by HoldCo LLC. The individual is a member of HoldCo LLC. Such LTIP units represent only the number of LTIP units in which the individual has a pecuniary interest in accordance with his or her proportionate interest in HoldCo LLC.
(10)Based on information provided in a Schedule 13G/A filed on July 18, 2025, BlackRock, Inc. reported sole voting power with respect to 17,417,702 shares of Common Stock beneficially owned by it and sole dispositive power with respect to 17,716,783 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G/A. The percent of Common Stock beneficially owned does not include the impact of any Common Stock issued or equity-based awards granted since the date of the Schedule 13G/A. BlackRock, Inc.’s address is 50 Hudson Yards, New York, New York 10001.
(11)Based on information provided in a Schedule 13G/A filed on February 10, 2026, Wellington Management Group LLP reported shared voting power with respect to 9,780,770 shares of Common Stock beneficially owned by it and shared dispositive power with respect to 13,053,214 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G/A. The percent of Common Stock beneficially owned does not include the impact of any Common Stock issued or equity-based awards granted since the filing date of the Schedule 13G/A. The business address of Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210.
(12)Based on information provided in a Schedule 13G filed on February 17, 2026. T. Rowe Price Investment Management, Inc. reported sole voting power with respect to 6,573,675 shares of Common Stock beneficially owned by it and sole dispositive power with respect to 6,604,443 shares of Common Stock beneficially owned by it. The Schedule 13G reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G. The percent of Common Stock beneficially owned does not include the impact of any Common Stock issued or equity-based awards granted since the filing date of the Schedule 13G. The business address of T. Rowe Price Investment Management, Inc. is 1307 Point Street, Baltimore, MD 21231.

74	HASI Proxy Statement 2026

Certain Relationships and Related Transactions
Indemnification Agreements for Officers and Directors
We have entered into indemnification agreements with members of our board of directors and our executive officers. These indemnification agreements provide indemnification to these persons by us to the maximum extent permitted by Delaware law and prescribe certain procedures for indemnification, including advancement by us of certain expenses relating to claims brought against these persons under certain circumstances.
Related Transactions Policy
In the Code of Conduct, we have a conflicts of interest policy that prohibits our directors, officers, consultants and employees who provide services to us from engaging in any transaction that involves an actual or potential conflict of interest with us unless pre-approved. Exceptions may be made only after review and approval of specific or general categories by our board of directors (in the case of executive officers or directors) and our chief legal officer (in the case of employees or consultants who are not executive officers and directors).
Meeting Information
Pursuant to the rules adopted by the SEC, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record as of the Record Date. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly. It also lowers our costs of printing and delivering these materials and reduces the environmental impact of the Annual Meeting. The Notice and this proxy statement summarize the information you need to know to vote by proxy or online during the Annual Meeting via a live webcast.
All stockholders are cordially invited to attend the Annual Meeting virtually, which will be conducted solely via a live webcast. By hosting the Annual Meeting online, we are able to communicate more effectively with our stockholders, enable increased attendance and participation from locations around the world, and reduce costs, which aligns with our broader sustainability goals. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. During the upcoming virtual meeting, you may ask questions and will be able to vote your shares online from any remote location with Internet connectivity. We will respond to as many inquiries at the Annual Meeting as time allows and we will post the questions and answers from the meeting on the Company’s website promptly thereafter.
If you plan to attend the Annual Meeting online, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 9:30 a.m., Eastern Time. Online check-in will begin at 9:15 a.m., Eastern Time, and you should allow ample time for the online check-in procedures.
You may attend the virtual Annual Meeting if you are a stockholder of record, a proxy holder for a stockholder of record, or a beneficial owner of our Common Stock with evidence of ownership.
If you are a registered holder of shares of Common Stock, as of the close of business on the Record Date, the Notice was sent directly to you and you may vote your shares of

HASI Proxy Statement 2026	75

MEETING INFORMATION
Common Stock during the Annual Meeting by attending via live webcast. If you hold shares of Common Stock in “street name” through a brokerage firm, bank, broker-dealer or other intermediary, the Notice was forwarded to you by such intermediary and you must follow the instructions provided by such intermediary regarding how to instruct such intermediary to vote your shares of Common Stock.
Shares of Common Stock represented by properly submitted proxies received by us prior to the Annual Meeting will be voted according to the instructions specified on such proxies. Any stockholder of record submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) delivering a written notice of revocation to our secretary at HA Sustainable Infrastructure Capital, Inc., 1 Park Place, Suite 200, Annapolis, MD 21401 prior to the Annual Meeting, (ii) submitting a later dated proxy or (iii) voting online during the meeting via live webcast. Attending the Annual Meeting via webcast will not automatically revoke a stockholder’s previously submitted proxy unless such stockholder votes online during the Annual Meeting.
If your shares are held in street name and you desire to vote online during the virtual Annual Meeting, you will need a legal proxy from your bank, broker or other holder of record to be able to vote at the meeting.
You may attend the virtual Annual Meeting and vote your shares during the meeting at www.virtualshareholdermeeting.com/HASI2026 by using your 16-digit control number as the password and following the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in time or meeting time, or you have any questions regarding how to use the virtual meeting platform, please call the technical support number posted on the virtual Annual Meeting log-in page.
If your shares are held in street name and you desire to change your vote, you should contact the nominee holding shares for you (i.e., a brokerage firm, bank, broker-dealer or other intermediary) for instructions on how to do so.
If a proxy is properly authorized without specifying any voting instructions and not revoked prior to the Annual Meeting, the shares of Common Stock represented by such proxy will be voted (1) FOR the election of the nominees named in this proxy statement as directors, to serve on our board of directors until our 2027 annual meeting of stockholders and until their successors are duly elected and qualify, (2) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and (3) FOR the approval of a non-binding advisory resolution approving the compensation of our NEOs as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure in this proxy statement. As to any other business that may properly come before the Annual Meeting or any postponements or adjournments thereof, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion. If you hold your shares in street name and do not give the nominee holding shares for you (i.e., a brokerage firm, bank, broker-dealer or other intermediary) specific voting instructions on the election of directors or the non-binding advisory vote to approve our executive compensation, your shares will not be voted on these items, and a broker non-vote will occur. Broker non-votes and abstentions are each included in the determination of the number of shares of Common Stock present at the Annual Meeting for purposes of determining whether a quorum is present but will have no effect on the voting results for the election of directors or the non-binding advisory proposal to approve our executive compensation.
This proxy statement, the Notice of Annual Meeting of Stockholders and the related proxy card are first being made available to stockholders on or about April 13, 2026.
Annual Report
This proxy statement is accompanied by our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 13, 2026.

76	HASI Proxy Statement 2026

Voting Securities and Record Date
Stockholders will be entitled to cast one vote for each share of Common Stock held of record at the close of business on the Record Date with respect to (i) the election of ten directors to serve on our board of directors until our 2027 annual meeting of stockholders and until their successors are duly elected and qualify, (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, (iii) a non-binding advisory resolution approving compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure in this proxy statement and (iv) any other proposal for stockholder action that may properly come before the Annual Meeting or any postponements or adjournments thereof.
Stockholders who instruct their proxy to abstain should know that abstentions and broker non-votes are each included in the determination of the number of stockholders present at the Annual Meeting for the purpose of determining whether a quorum is present.
A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., a brokerage firm, bank, broker-dealer or other intermediary) returns a properly-executed proxy but does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Under the rules of the NYSE, the only item to be acted upon at the Annual Meeting with respect to which such nominee will be permitted to exercise voting discretion in the absence of voting instructions from the beneficial owner is the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Therefore, if you hold your shares in street name, if your shares are present by proxy at the Annual Meeting, and do not give the nominee specific voting instructions on the election of directors or the non-binding advisory resolution approving our executive compensation, your shares will not be voted on these items, and a broker non-vote will occur. Broker non-votes and abstentions will have no effect on the voting results for any of the proposals.
The presence, by attending online during the Annual Meeting via webcast or by proxy, of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum. The disposition of business scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes:
•for the election of a director, a plurality of all the votes cast in the election of directors at the Annual Meeting;
•for the ratification of the appointment of our independent registered public accounting firm, a majority of all the votes cast on the proposal; and
•for the approval of the non-binding advisory resolution to approve the compensation of our Named Executive Officers, a majority of all the votes cast on the proposal.
We have a majority vote policy for the election of directors. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation to our board of directors. The NGCR Committee is required to promptly consider the resignation and make a recommendation to our board of directors with respect to the tendered resignation. Our board of directors is required to take action with respect to this recommendation. Any director who tenders his or her resignation to our board of directors will not participate in the NGCR Committee’s consideration or board action regarding whether to accept such tendered resignation. The policy is more fully described above in the “Proposal No. 1 Election of Directors—Majority Vote Policy” section of this proxy statement.
If any nominee named in this proxy statement is unwilling or unable to serve as a director, our board of directors may nominate another individual for election as a director at the Annual Meeting, and the persons named as proxy holders will vote for the election of any substitute nominee.
The vote on compensation is advisory and not binding on our board of directors. However, our board of directors and the Compensation Committee value all stockholder feedback and will consider the outcome of the votes in reviewing executive compensation.

HASI Proxy Statement 2026	77

Other Matters
Our board of directors knows of no other business to be presented at the Annual Meeting. The proxies for the Annual Meeting confer discretionary authority on the persons named therein as proxy holders to vote on any matter proposed by stockholders for consideration at the Annual Meeting. As to any other business which may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.
Outstanding Shares
As of April 6, 2026, we had 128,420,364 shares of Common Stock issued and outstanding (which includes 619,298 shares of unvested restricted Common Stock).
Submission of Stockholder Proposals
Any stockholder intending to present a proposal at our 2027 annual meeting of stockholders and have the proposal included in the proxy statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than 5:00 p.m., Eastern Time, on December 14, 2026 and must otherwise be in compliance with the requirements of the SEC’s proxy rules. Submitting a proposal does not guarantee its inclusion, which is governed by SEC rules and other applicable requirements.
Our Bylaws currently provide that any stockholder intending to nominate a director or present a stockholder proposal of other business for consideration at an annual meeting of stockholders, but not intending for such a nomination or proposal to be considered for inclusion in our proxy statement (i.e., not pursuant to Rule 14a-8 of the Exchange Act), must notify us in writing no earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or 70 days after the anniversary of the date of the preceding annual meeting of stockholders, to be timely, notice by the stockholder must be received no earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders, as originally convened, or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made and must otherwise comply with requirements set forth in our Bylaws.
Accordingly, to nominate a director candidate for election or present a stockholder proposal of other business for consideration at our 2027 annual meeting of stockholders, stockholders must submit the nomination or proposal, in writing, by 5:00 p.m., Eastern Time, on December 14, 2026, but in no event earlier than November 14, 2026.
In addition to satisfying the foregoing advance notice procedures set forth in our Bylaws, to comply with the universal proxy rules under the Exchange Act stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with, and provide notice that sets forth the information required by, Rule 14a-19 under the Exchange Act.
Any such nomination or proposal should be sent to Attn: Legal Department, at HA Sustainable Infrastructure Capital, Inc., 1 Park Place, Suite 200, Annapolis, Maryland 21401, and, to the extent applicable, must include the information and other materials required by our Bylaws.
Our board of directors knows of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponements or adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

78	HASI Proxy Statement 2026

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of 10% or more of our outstanding Common Stock to file reports concerning their ownership (Form 3) and changes in ownership (Form 4 and Form 5) of Company equity securities with the SEC. Based solely upon our review of such reports submitted on EDGAR, the Company believes that two Form 3s, one filed by Laura A. Schulte on May 12, 2025 and one filed by Nitya Gopalakrishnan on September 11, 2025, neither of which related to a transaction, were not filed on a timely basis as required by Section 16(a) of the Exchange Act.
Miscellaneous
We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. This solicitation is being made primarily through the Internet and by mail but may also be made by our directors, executive officers and employees by telephone, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to our directors, executive officers or employees for this solicitation. Stockholders sharing an address will each receive a single copy of the notice of internet availability. We will request brokerage firms, banks, broker-dealers and other intermediaries who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokerage firms, banks, broker-dealers and other intermediaries for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.
A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND THE NYSE), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS AT HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., 1 PARK PLACE, SUITE 200, ANNAPOLIS, MARYLAND 21401.

Annapolis, Maryland April 13, 2026	By Order of our Board of Directors, /s/ Steven L. Chuslo Steven L. Chuslo Secretary

HASI Proxy Statement 2026	79

INVESTING IN CLIMATE SOLUTIONS®

HASI LISTED NYSE

HASI

1 Park Place
Suite 200
Annapolis, MD 21401

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HASI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94918-P42884 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES LISTED BELOW, AND "FOR" ITEMS 1, 2 AND 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. The election as directors of all of the nominees (or the individual nominees listed below except as marked to the contrary to the right):

01)	Jeffrey W. Eckel	06)	Jeffrey A. Lipson
02)	Lizabeth A. Ardisana	07)	Steven G. Osgood
03)	Clarence D. Armbrister	08)	Kimberly A. Reed
04)	Teresa M. Brenner	09)	Laura A. Schulte
05)	Nancy C. Floyd	10)	Barry E. Welch

	For	Against	Abstain
2. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. The advisory approval of the compensation of the Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure in the proxy statement.	☐	☐	☐

4. The transaction of any other business that may properly come before the meeting or any postponement or adjournment thereof.

The undersigned acknowledges receipt from HA Sustainable Infrastructure Capital, Inc. before the execution of this proxy of the Notice of Annual Meeting of Stockholders and a Proxy Statement for the Annual Meeting of Stockholders, the terms of which are incorporated herein by reference, and the 2025 Annual Report to Stockholders.

If this Proxy is properly executed, the votes entitled to be cast by the undersigned will be cast as directed or, if no direction is given, will be cast "FOR" the election of all of the nominees listed herein, "FOR" items 2 and 3, in the discretion of the Proxy holders on any other business that may properly come before the meeting or any postponement or adjournment thereof.

Note: Please sign exactly as your name or names appear(s) on this Proxy and date. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

HA Sustainable Infrastructure Capital, Inc.

June 3, 2026

9:30 a.m. Eastern Time

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL

The Notice of Meeting, Annual Report to Stockholders, Proxy Statement and Proxy Card are available at: www.proxyvote.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided

V94919-P42884

HA Sustainable Infrastructure Capital, Inc.
1 Park Place, Suite 200
Annapolis, MD 21401
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of HA Sustainable Infrastructure Capital, Inc., a Delaware corporation ("the Company"), hereby appoints Charles W. Melko and Jeffrey A. Lipson, or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held via a live webcast at www.virtualshareholdermeeting.com/HASI2026 on June 3, 2026, at 9:30 a.m. Eastern Time, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and any postponement or adjournment thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting or otherwise attending online. The undersigned revokes any proxy previously given with respect to the meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE CAST "FOR" THE ELECTION OF ALL OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD, "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026 AND, "FOR" THE ADVISORY APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on the reverse side)